SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

(AMENDMENT NO.    )

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☐	Preliminary Proxy Statement

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☑	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

MINDSPEED TECHNOLOGIES, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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MINDSPEED TECHNOLOGIES, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD FEBRUARY 12, 2013

To our Stockholders:

Our 2013 annual meeting of stockholders will be held on February 12, 2013, beginning at 2:00 p.m. Pacific Time, at the Radisson Hotel Newport Beach, located at 4545 MacArthur Boulevard, Newport Beach, California 92660. At the meeting, the holders of our outstanding common stock will act on the following matters:

1.	election of two Class I directors, each for a term of three years;

2.	ratification of the appointment of our independent registered public accounting firm for fiscal year 2013; and

3.	approval of a 2013 equity incentive plan.

All holders of record of shares of our common stock (NASDAQ: MSPD) at the close of business on December 17, 2012 are entitled to vote at the meeting and any postponements or adjournments of the meeting. To ensure that your vote is recorded promptly, please vote as soon as possible, even if you plan to attend the meeting in person. We encourage you to vote via the Internet or by telephone. If you received a printed set of proxy materials, you also have the option of voting by completing, signing, dating and returning the proxy card that accompanied such printed materials. Submitting your vote via the Internet or by telephone or proxy card will not affect your right to vote in person if you decide to attend the annual meeting.

We are mailing to most of our stockholders a notice of Internet availability of proxy materials instead of a paper copy of this proxy statement and our 2012 annual report to stockholders. The notice contains instructions on how to access those documents via the Internet. The notice also contains instructions on how to request a paper copy of our proxy materials, including this proxy statement, our 2012 annual report to stockholders and a form of proxy card or voting instruction card, as applicable. All stockholders who do not receive a notice of Internet availability of proxy materials will receive a paper copy of the proxy materials by mail. We believe that this process minimizes the costs of printing and distributing our proxy materials and also provides other such benefits as conserving natural resources and providing a convenient way to access the materials and vote.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be Held on February 12, 2013. The proxy statement and our 2012 annual report to stockholders are available at http://investors.mindspeed.com/financials.cfm.

IF YOU PLAN TO ATTEND:

Registration will begin at 1:00 p.m. Pacific Time. Each stockholder will need to bring a proxy card, voting instruction card or notice of Internet availability of proxy materials and valid picture identification, such as a driver’s license or passport, for admission to the meeting. Stockholders holding stock in brokerage accounts (“street name” holders) will need to bring a copy of a brokerage statement reflecting stock ownership as of the record date (and, if such stockholders intend to vote at the meeting, a proxy from the broker). Cameras and recording devices will not be permitted at the meeting and all mobile phones must be silenced during the meeting. We realize that most mobile phones have built-in digital cameras, and while these phones may be brought into the meeting, the camera function may not be used at any time.

By Order of the Board of Directors,

BRANDI R. STEEGE

Senior Vice President, General Counsel and Secretary

January 3, 2013

Newport Beach, California

MINDSPEED TECHNOLOGIES, INC.

4000 MacArthur Boulevard, East Tower

Newport Beach, California 92660

PROXY STATEMENT

This proxy statement contains information related to our annual meeting of stockholders to be held on Tuesday, February 12, 2013, beginning at 2:00 p.m. Pacific Time, at the Radisson Hotel Newport Beach, located at 4545 MacArthur Boulevard, Newport Beach, California 92660, and at any postponements or adjournments of the meeting. Your proxy for the meeting is being solicited by the board of directors. The proxy materials, which include this proxy statement, the proxy card and the 2012 annual report to stockholders, are first being made available to stockholders beginning on or about January 3, 2013.

We have elected to provide access to our proxy materials to our stockholders via the Internet. Accordingly, a notice of Internet availability of proxy materials has been mailed to the majority of our stockholders, while other stockholders have instead received paper copies of the proxy materials accessible via the Internet. Stockholders that received the notice of Internet availability of proxy materials have the ability to access the proxy materials at www.proxyvote.com or request that a printed set of the proxy materials be sent to them by following the instructions set forth on the notice of Internet availability of proxy materials.

Please visit www.proxyvote.com for details on how to instruct us to send future proxy materials to you electronically by e-mail or in printed form by mail. You may also visit www.mindspeed.com to instruct us to send future proxy materials to you electronically by e-mail. If you choose to receive future proxy materials by e-mail, you will receive an e-mail next year with instructions containing a link to those materials or a link to a special website to access our proxy materials. Your election to receive proxy materials by e-mail or printed form by mail will remain in effect until you terminate it.

Choosing to receive future proxy materials by e-mail will allow us to provide you with the proxy materials you need in a timelier manner and will save us the cost of printing and mailing documents to you.

ABOUT THE MEETING AND VOTING

What is the purpose of the annual meeting?

At our annual meeting, stockholders will act upon the matters outlined in the meeting notice provided with this proxy statement, including: (i) the election of Class I directors; (ii) ratification of the appointment of our independent registered public accounting firm; and (iii) the approval of a 2013 equity incentive plan. In addition, management will report on the performance of our company and respond to any questions from stockholders.

Who can attend the meeting?

Subject to space availability, all stockholders as of the close of business on December 17, 2012, the record date, or their duly appointed proxies, may attend the meeting. Registration will begin at 1:00 p.m. Pacific Time. If you plan to attend the meeting, please note that you will need to bring your proxy card, voting instruction card or notice of Internet availability of proxy materials and valid picture identification, such as a driver’s license or passport. Cameras and recording devices will not be permitted at the meeting and all mobile phones must be silenced during the meeting. We realize that most mobile phones have built-in digital cameras, and while these phones may be brought into the meeting, the camera function may not be used at any time.

Please also note that if you hold your shares in “street name” (that is, through a broker or other nominee), you will need to bring a copy of a brokerage statement reflecting your stock ownership as of the record date.

Who is entitled to vote at the meeting?

Only stockholders of record at the close of business on the record date for the meeting are entitled to receive notice of and to participate in the annual meeting. If you were a stockholder of record on that date, you will be entitled to vote all of the shares that you held on that date at the meeting, or any postponements or adjournments of the meeting. There were 42,169,022 shares of our common stock outstanding on the record date.

What are the voting rights of the holders of the company’s common stock?

Each share of our common stock outstanding on the record date will be entitled to one vote on each matter considered at the meeting.

What is a quorum?

A quorum is the minimum number of our shares of common stock that must be represented at a duly called meeting in person or by proxy in order to legally conduct business at the meeting. For the annual meeting, the presence, in person or by proxy, of the holders of a majority of the shares issued and outstanding as of the record date, will be considered a quorum allowing votes to be taken and counted for the matters before our stockholders.

If you are a registered stockholder, you must deliver your vote via the Internet or by telephone or mail or attend the annual meeting in person and vote in order to be counted in the determination of a quorum. If you are a “street name” stockholder, your broker will vote your shares pursuant to your instructions, and such shares will count in the determination of a quorum. If you do not vote via the Internet, by telephone or proxy card, or provide any instructions to your broker, your shares will still count for purposes of attaining a quorum and your broker may vote your shares in its discretion on proposal 2. If you are a member of a retirement savings plan or other similar plan, the trustee or administrator of the plan will vote according to your directions and the rules of the plan, which may result in your shares being counted in the determination of a quorum even if you do not provide voting directions.

How do I vote?

You may submit your vote via the Internet, by telephone or in person at the annual meeting. If you received printed proxy materials, you also have the option of submitting your proxy card by mail or attending the meeting and delivering the proxy card. The designated proxies will vote according to your instructions; however, if you are a registered stockholder and you return an executed proxy card without specific instructions on how to vote, the proxies will vote “FOR” the election of Messrs. Conrad and Stead in proposal 1; “FOR” the ratification of our company’s independent registered public accounting firm in proposal 2; and “FOR” the approval of a 2013 equity incentive plan in proposal 3.

If you are a “street name” stockholder and you do not return instructions on how to vote, your shares will not be voted on proposals 1 or 3. The voting of shares held by “street name” stockholders is further discussed below under the caption “About the Meeting and Voting — What vote is required to approve each proposal? — Street Name Shares and Broker Non-Votes.” Additionally, in order to vote at the meeting, you will need to obtain a signed proxy from the broker or nominee that holds your shares, because the broker or nominee is the legal, registered owner of the shares. If you have the broker’s proxy, you may vote by ballot or you may complete and deliver another proxy card in person at the meeting.

If you are a member of a retirement or savings plan or other similar plan, you may submit your vote via the Internet or by telephone. The trustee or administrator of the plan will vote according to your directions and the rules of the plan.

Can I vote via the Internet or by telephone?

You may submit your vote via the Internet or by telephone by following the instructions contained in the notice of Internet availability of proxy materials. If you received a printed set of proxy materials, you may submit your vote via the Internet or by telephone by following the instructions contained on the proxy card that accompanied the printed materials.

If you are a registered stockholder or you hold your shares in “street name,” the deadline for submitting your vote by telephone or via the Internet is 11:59 p.m. Eastern Time on February 11, 2013. If you are a member of a retirement or savings plan or other similar plan, the deadline for submitting your voting directions by telephone or via the Internet is 11:59 p.m. Eastern Time on February 7, 2013.

Can I change or revoke my vote?

Subject to the deadlines set forth in the paragraph above, you may change your vote at any time before the proxy is exercised by re-submitting your vote via the Internet or by telephone.

If you are a registered stockholder, you may revoke your vote at any time before the proxy is exercised by filing with our secretary a written notice of revocation. At the meeting, you may revoke or change your vote by submitting a proxy to the inspector of elections or voting by ballot. Your attendance at the meeting will not by itself revoke your vote.

If your shares are held in “street name” or you are a member of a retirement or savings plan or other similar plan, please contact your broker, nominee, trustee or administrator to determine whether you will be able to revoke or change your vote.

What are the board’s recommendations?

The board recommends that you vote:

•	for election of the nominated slate of Class I directors (see proposal 1);

•	for ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for fiscal year 2013 (see proposal 2); and

•	for approval of a 2013 equity incentive plan (see proposal 3).

What vote is required to approve each proposal?

Election of Directors

Directors are elected by a plurality of votes validly cast. This means that the two director nominees receiving the most votes cast at the meeting will be elected to serve for the next three years. Only votes cast “for” are counted in determining whether a plurality has been cast in favor of a director. A properly executed proxy marked “withhold authority” with respect to the election of one or more directors will not be voted with respect to the director or directors indicated. Abstentions and broker non-votes will have no effect on the vote on the election of directors.

All Other Proposals

For each other proposal to be approved, the number of affirmative votes validly cast in favor of the proposal must exceed the number of votes validly cast against the proposal. Abstentions and broker non-votes will have no effect on any of these proposals.

Street Name Shares and Broker Non-Votes

If you hold your shares in “street name” through a broker or other nominee, your broker or nominee may not be permitted to exercise voting discretion with respect to some proposals. “Broker non-votes” are shares as to which a broker or nominee does not vote, or has indicated that it does not have discretionary authority to vote and has not received instructions on how to vote. If you do not give specific instructions, your broker or nominee may cast your vote in its discretion for proposal 2, the ratification of the appointment of our independent registered public accounting firm. If you do not give specific instructions on how to vote, your broker or nominee is not permitted to cast your vote in its discretion for proposal 1, election of the Class I directors; and proposal 3, the approval of a 2013 equity incentive plan. A “broker non-vote” is a vote not cast on a matter affirmatively or negatively and is also not counted for the purposes of determining a plurality, so it will have no effect on the outcome of any of the proposals; however, a “broker non-vote” will still be counted for purposes of attaining a quorum as it relates to proposal 2.

Why did I receive a notice of Internet availability of proxy materials instead of a full set of the proxy materials?

We are pleased to take advantage of the SEC rules that allow companies to furnish their proxy materials via the Internet. Accordingly, we sent to the majority of our stockholders a notice of Internet availability of proxy materials for this year’s annual meeting of stockholders. Other stockholders that previously requested paper copies were instead sent paper copies of the proxy materials accessible via the Internet. Instructions on how to access the proxy materials via the Internet or to request a paper copy can be found in the notice of Internet availability of proxy materials. In addition, stockholders may request to receive proxy materials in printed form by mail or electronically by e-mail on an ongoing basis by submitting a request to us at www.proxyvote.com. You may also visit www.mindspeed.com to instruct us to send future proxy materials to you electronically by e-mail. A stockholder’s election to receive proxy materials by mail or e-mail will remain in effect until the stockholder terminates it.

Why didn’t I receive a notice of Internet availability of proxy materials?

We are providing certain stockholders, including stockholders who have previously requested to receive paper copies of proxy materials, with paper copies of the proxy materials instead of, or in addition to, a notice of Internet availability of proxy materials. If you would like to assist us in reducing the cost of distributing our proxy materials and conserving natural resources in the future, you can consent to receiving future proxy materials and other stockholder communications electronically via e-mail or the Internet. To sign up for electronic delivery, please visit www.mindspeed.com to submit your request.

Can I vote my shares by filling out and returning the notice of Internet availability of proxy materials?

No. The notice of Internet availability of proxy materials does, however, provide instructions on how to vote your shares.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

How many shares of the company’s common stock do the directors, executive officers and certain beneficial owners own?

To our knowledge, the following table sets forth information regarding the beneficial ownership of the 41,690,452 shares of our common stock outstanding on November 15, 2012, by each person who is known to us, based upon filings with the SEC or other information, to beneficially own more than 5% of our common stock, each of our directors, each executive officer named in the “Summary Compensation Table (2012)” below and all current directors and executive officers as a group. Except as otherwise indicated below and subject to applicable community property laws, each owner has sole voting and sole investment power with respect to the stock listed.

	Common Stock(1)
Name	Shares	Percent of Class
5% Stockholders
Federated Investors, Inc.(2) Federated Investors Tower 1001 Liberty Avenue Pittsburgh, PA 15222	3,092,600	7.42%
Wellington Management Company, LLP(3) 280 Congress Street Boston, MA 02210	2,718,755	6.52%
AQR Capital Management, LLC and affiliated persons (4) Two Greenwich Plaza, 3rd Floor Greenwich, CT 06830	2,531,640	5.72%
Kopp Investment Advisors, LLC and affiliated persons(5) 8400 Normandale Lake Boulevard, Suite 1450 Bloomington, MN 55437	2,164,585	5.19%
Conexant Systems, Inc.(6) 4000 MacArthur Boulevard, West Tower Newport Beach, CA 92660	6,293,326	13.12%
Directors
Dwight W. Decker(7)(8)	354,341	*
Robert J. Conrad(7)(8)	15,250	*
Raouf Y. Halim(7)(8)	1,002,346	2.39%
Michael T. Hayashi(7)(8)	50,850	*
Ming Louie(7)(8)	58,250	*
Thomas A. Madden(7)(8)	58,250	*
Jerre L. Stead(7)(8)	69,931	*
Named Executive Officers
Stephen N. Ananias(7)(8)	162,875	*
Gerald J. Hamilton(7)(8)	186,500	*
Najabat H. Bajwa(7)(8)	166,722	*
Allison K. Musetich(7)(8)	113,636	*
Kristen M. Schmidt(7)(8)(9)	71,809	*
All directors and executive officers as of November 15, 2012 as a group (13 persons)(7)(8)	2,406,095	5.67%

*	Represents less than 1% of our outstanding common stock.

(1)	Unless otherwise indicated, each person’s address is c/o Mindspeed Technologies, Inc., 4000 MacArthur Boulevard, East Tower, Newport Beach, California 92660. If a stockholder holds options or other securities that are exercisable or otherwise convertible into our common stock within 60 days of November 15, 2012, we treat the common stock underlying those securities as owned by that stockholder, and as outstanding shares when we calculate that stockholder’s percentage ownership of our common stock. However, we do not consider that common stock to be outstanding when we calculate the percentage ownership of any other stockholder.

(2)	This information is based solely on a Schedule 13G/A filed with the SEC on February 9, 2012 by Federated Investors, Inc., or Federated. The Schedule 13G was filed by Federated because it is the parent holding company of Federated Equity Management Company of Pennsylvania and Federated Global Investment Management Corp., or the investment advisors, each of which acts as an investment advisor to registered investment companies and separate accounts that own shares of our common stock. The investment advisors are wholly-owned subsidiaries of FII Holdings, Inc., which is a wholly-owned subsidiary of Federated. All of Federated’s outstanding voting stock is held in an irrevocable voting trust, or the trust, for which John F. Donahue, Rhodora J. Donahue and J. Christopher Donahue act as trustees, or, collectively, the trustees. The trustees have collective voting control over Federated. Federated, the trust and each of the trustees expressly disclaim beneficial ownership of the reported shares.

(3)	This information is based solely on a Schedule 13G filed with the SEC on February 14, 2012 by Wellington Management Company, LLP, or Wellington. Wellington, in its capacity as an investment adviser, may be deemed to beneficially own 2,718,755 shares of common stock, which are held of record by clients of Wellington. Wellington has shared voting power over 2,366,385 of the reported shares and has shared dispositive power over 2,718,755 of the reported shares.

(4)	Represents shares of our common stock issuable upon conversion of our convertible notes. This information is based solely on a Schedule 13G/A filed with the SEC on February 8, 2012, by AQR Capital Management, LLC and AQR Absolute Return Master Account L.P. Each of AQR Capital Management and AQR Absolute Return Master Account shares voting and dispositive power over the reported shares.

(5)	This information is based solely on a Schedule 13D/A filed with the SEC on February 10, 2012 by Kopp Investment Advisors, LLC, or KIA. KIA is the beneficial owner of 2,096,510 shares of our common stock held by KIA’s clients and held in discretionary accounts managed by KIA. Kopp Holding Company, LLC is the parent of KIA and indirect beneficial owner of the shares beneficially owned by KIA. LeRoy C. Kopp is deemed to beneficially own a total of 2,164,585 shares, including the shares indirectly beneficially owned by Kopp Holding Company (by virtue of his position as the control person of Kopp Holding Company), shares held in the Kopp Family Foundation, a 501(c)(3) corporation for which he serves as a director, and shares held in his wife’s individual retirement account. KIA, Kopp Holding Company and Mr. Kopp each are deemed to have shared voting power and shared dispositive power with respect to 2,096,510 and 1,514,585 shares of our common stock, respectively. Mr. Kopp has the sole power to dispose of 650,000 shares.

(6)	In connection with the spin-off of our company from Conexant in June 2003 and the distribution of our common stock by Conexant to its stockholders, we issued Conexant a warrant to purchase 6 million shares of our common stock at a price of $17.04 per share (subject to adjustment in certain circumstances), exercisable through June 27, 2013. The warrants may not be exercised to the extent that such exercise would result in the holder of the warrants owning at any one time more than 10% of our outstanding common stock. In accordance with the anti-dilution provisions of the warrant, the number of shares of our common stock subject to the warrant has been subsequently increased to 6,293,326, and the exercise price was decreased to $16.25 per share.

(7)	Includes shares that could be purchased by the exercise of options on November 15, 2012, or within 60 days thereafter, as follows: 34,250 for Mr. Decker; 5,250 for Mr. Conrad; 395,778 for Mr. Halim; 26,250 for Mr. Hayashi; 34,250 for Mr. Louie; 34,250 for Mr. Madden; 41,399 for Mr. Stead; 10,000 for Mr. Ananias; 88,888 for Mr. Hamilton; 41,300 for Mr. Bajwa; 23,405 for Ms. Musetich; 9,547 for Ms. Schmidt; and 755,146 for all of the directors and executive officers as of November 15, 2012 as a group.

(8)	Includes unvested shares that are subject to restricted stock awards, as follows: 5,000 for Mr. Decker; 475,455 for Mr. Halim; 5,000 for Mr. Hayashi; 5,000 for Mr. Louie; 5,000 for Mr. Madden; 5,000 for Mr. Stead; 129,067 for Mr. Ananias; 96,328 for Mr. Hamilton; 97,936 for Mr. Bajwa; 76,772 for Ms. Musetich; 58,251 for Ms. Schmidt; and 1,021,961 for all of the directors and executive officers as of November 15, 2012 as a group.

(9)	Ms. Schmidt serves as our vice president, finance, and served as our interim chief financial officer from May 2011 to October 2011.

BOARD OF DIRECTORS

Election of Directors

How is the board made up?

Our certificate of incorporation provides for a board consisting of three classes of directors with overlapping three-year terms. One class of directors is elected each year with a term extending to the third succeeding annual meeting after election. Our board currently consists of two Class I directors, three Class II directors and two Class III directors.

How are vacancies filled?

Our certificate of incorporation provides that any newly created directorships resulting from an increase in the authorized number of directors or any vacancies on the board resulting from death, resignation, retirement, disqualification, removal from office or other cause may be filled only by a majority vote of the directors then in office. Our bylaws permit any of our directors to resign at any time. Our guidelines on corporate governance provide that any director whose personal circumstances or job responsibilities change meaningfully should offer to not stand for reelection as a director.

Which directors are up for election?

Our Class I directors, Messrs. Conrad and Stead, are up for election at the 2013 annual meeting to serve for a term expiring at the 2016 annual meeting.

What are their backgrounds and qualifications?

Mr. Conrad, 52, has been a director of our company since August 2010. Mr. Conrad has been the senior vice president and general manager, automotive microcontrollers, at Freescale Semiconductor, Ltd. (semiconductors — automotive, consumer, industrial and networking) since October 2012. Prior to that, he was the senior vice president of strategy at Fairchild Semiconductor Corporation (semiconductors — power) from September 2011 to October 2012. He previously served as executive vice president and general manager of Fairchild’s mobile, computing, consumer and communications product group from December 2007 to September 2011, executive vice president and general manager of Fairchild’s analog products group from May 2006 to December 2007, and as the senior vice president and general manager of Fairchild’s analog products/integrated circuits group from September 2003 to May 2006. Prior to that, Mr. Conrad served as the chief executive officer, president and a member of the board of directors of Trebia Networks, Inc. (semiconductors — storage networking) from April 2001 to March 2003 and as director and then vice president of the digital signal processor division at Analog Devices, Inc. (semiconductors — analog) from April 1995 to March 2001. Mr. Conrad also served in a series of engineering and product management positions at Texas Instruments Incorporated (semiconductors) from September 1979 to March 1995. We believe Mr. Conrad’s qualifications to serve on our board include his more than 30 years of experience in the high-technology and semiconductor industries and, particularly, in the high-performance analog semiconductor market.

Mr. Stead, 69, has been a director of our company since June 2003. He has been the executive chairman of the board of IHS, Inc. (insight, information and analytics) since December 2000 and has been the chief executive officer of IHS since September 2006. Prior to that, he was the chairman of the board and chief executive officer of Ingram Micro from August 1996 to May 2000. Mr. Stead is the chairman of the board of the Garrett Seminary on the Northwestern University campus. He also served as a member of the boards of directors of Brightpoint, Inc. (wireless industry supply chain solutions) from June 2000 to October 2012 and of Conexant Systems, Inc. (semiconductors — communications) from September 1999 to June 2011. We believe Mr. Stead’s qualifications to serve on our board include his many years of experience as a corporate leader for information technology and communications companies, which result from his service on numerous boards of directors and as chief executive officer of Fortune 500 companies.

Who are the remaining directors?

Class II Directors — continuing directors with terms expiring at the 2014 annual meeting

Mr. Hayashi, 56, has been a director of our company since August 2005. Mr. Hayashi has been the executive vice president, architecture, development and engineering, of Time Warner Cable, Inc. (cable television service provider) since January 2008. He had previously served as the senior vice president, advanced engineering and technologies, of Time Warner from May 2002 to January 2008, and as the vice president, advanced technologies, of Time Warner from July 1993 to May 2002. We believe Mr. Hayashi’s qualifications to serve on our board include his many years of experience in a service provider end market our products address.

Mr. Louie, 66, has been a director of our company since June 2003. Mr. Louie co-founded and has served as the managing director and a member of the board of directors of Mobile Radius, Inc. (mobile Internet data services) since March 2002. Mr. Louie served as the China president of the GSM Association (global trade association — wireless technology) from October 2003 to May 2005. He also has been the managing director of Dynasty Capital Services LLC (consulting) since January 2002. Mr. Louie served as the president, Qualcomm Greater China (wireless communications), from May 2000 to October 2001 and as the vice president, business development, of Globalstar Communications Limited (satellite telecommunications) from January 1989 to May 2000. From December 2007 to June 2012, Mr. Louie served as a member of the board of directors of Pacific Online (Internet hosting services), a publicly-traded company listed on the Hong Kong Stock Exchange. We believe Mr. Louie’s qualifications to serve on our board include his more than 20 years of experience with global technology companies and, particularly, companies serving technology markets in China.

Mr. Madden, 59, has been a director of our company since June 2003. He was the executive vice president and chief financial officer of Ingram Micro, Inc. (computer technology services) from July 2001 through April 2005. He served as the senior vice president and chief financial officer of ArvinMeritor, Inc. (automotive components) from October 1997 to July 2001. He currently serves as a member of the boards of directors of FreightCar America, Inc. (manufacturing and rebuilding — railroad freight cars) and Intcomex, Inc. (computer part distribution). He previously served as a member of the board of directors of Champion Enterprises, Inc. (manufacturing — factory built houses) from March 2006 to March 2010. We believe Mr. Madden’s qualifications to serve on our board include his extensive financial expertise and skills, as well as the insights and experience he has gained as a member of the boards of directors and audit committees of three other public companies and as the chief financial officer of two other public companies.

Class III Directors — continuing directors with terms expiring at the 2015 annual meeting

Mr. Decker, 62, has been a director of our company since January 2002 and non-executive chairman of the board since June 2003. Mr. Decker is the retired chairman of the board, member of the board and chief executive officer of Conexant, having served as the chief executive officer from January 1999 to February 2004 and again from November 2004 to July 2007, as the chairman of the board from January 1999 to July 2008, and as a member of the board of directors from August 2008 to May 2010. Mr. Decker is also a member of the boards of directors of International Rectifier (semiconductors — analog), Newport Media, Inc. (semiconductors — broadcast media) and Pacific Mutual Holding Company (life insurance products). We believe Mr. Decker’s qualifications to serve on our board include his experience in the senior management of public semiconductor companies and on the boards of directors of public and private companies, including service as the chairman and chief executive officer and as the non-executive chairman of the board of two other public companies, his technical expertise and his experience in management of technology companies.

Mr. Halim, 52, has been a director of our company since January 2002 and our chief executive officer since June 2003. He was the senior vice president and chief executive officer of the Internet infrastructure business of Conexant from February 2002 to June 2003 and the senior vice president and general manager, network access division, of Conexant from January 1999 to February 2002. Mr. Halim currently serves as a trustee of the University of California, Irvine Foundation. We believe Mr. Halim’s qualifications to serve on our board include his many years of experience in the semiconductor industry, including nine years as our chief executive officer, and his technical expertise.

Board Governance Matters

Who is the chairman of the board?

Mr. Decker has served as chairman of the board since June 2003.

What is the board’s leadership structure, and who serves as the presiding director?

We separate the roles of chief executive officer and chairman of the board in recognition of the differences between the two roles. Our chief executive officer is responsible for setting the strategic direction for our company and the day-to-day leadership and performance of our company, while the chairman of the board provides guidance to our chief executive officer and sets the agenda for board meetings and presides over meetings of the full board. Mr. Decker, our chairman, has been determined to be “independent,” and has been appointed the chairman of our governance and board composition committee, as well as “presiding director” over all executive sessions of independent directors, as defined under the applicable rules of the SEC and NASDAQ. The board generally holds executive sessions four times per year.

How often did the board meet during fiscal year 2012?

The board met eight times during fiscal year 2012. Each director is expected to attend each meeting of the board and of those committees on which he serves. All of our directors attended at least 75% of all applicable board and committee meetings during fiscal year 2012. We usually schedule meetings of the board on the same day as our annual meetings, and when this schedule is followed, it is the policy of the board that directors are expected to attend our annual meetings. All directors attended the annual meeting of stockholders in January 2012, other than Messrs. Conrad and Stead, who were unable to attend.

How does the board determine which directors are considered independent?

Each year prior to the annual meeting, the board reviews and determines the independence of its directors. During this review, the board considers transactions and relationships between each director or any member of his or her immediate family and our company and its subsidiaries and affiliates. The board measures these transactions and relationships against the independence requirements of the SEC and NASDAQ. As a result of this review, the board affirmatively determined that the following continuing directors are “independent” in accordance with the applicable rules of the SEC and NASDAQ: Messrs. Decker, Conrad, Hayashi, Louie, Madden and Stead.

What is the role of the primary board committees?

The board has standing audit, governance and board composition and compensation and management development committees. The table below provides membership information for fiscal year 2012 and meeting information for each of the committees during fiscal year 2012.

Name	Audit	Governance and Board Composition	Compensation and Management Development
Dwight W. Decker		Chair
Robert J. Conrad		X	X
Michael T. Hayashi	X	X	X
Ming Louie	X	X
Thomas A. Madden	Chair	X
Jerre L. Stead		X	Chair
Number of meetings during fiscal year 2012	9	4	7

Audit Committee

The audit committee, established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended, assists the board in overseeing our accounting and financial reporting processes and audits of our financial statements. It is directly responsible for the appointment, compensation, retention and oversight of the work of the independent registered public accounting firms we engage. It reviews the independent registered public accounting firm’s audit of the financial statements and its report thereof; our system of internal control over financial reporting and management’s evaluation and the independent registered public accounting firm’s audit thereof; the independent registered public accounting firm’s annual management letter; various other accounting and auditing matters; and the independence of the registered public accounting firm. The committee reviews and pre-approves all audit and non-audit services performed by our independent registered public accounting firm, other than as may be allowed by applicable law.

The audit committee also reviews and approves the appointment or change of our internal auditor. The committee reviews and approves any proposed related party transactions (unless such transactions are approved by another independent body of the board). It has established procedures for the receipt, retention and treatment of complaints we receive regarding accounting, internal accounting controls or auditing matters and the confidential, anonymous submission by our employees of concerns regarding questionable accounting and auditing matters. The committee meets with management to review any issues related to matters within the scope of its duties. The committee has the power to conduct or authorize investigations into any matter within its scope of responsibilities and may engage independent legal, accounting and other advisers as it determines necessary.

The charter of the committee is available on our website at www.mindspeed.com. The board has determined that all of the members of the audit committee are “independent” in accordance with Rule 10A-3(b)(1) of the Securities Exchange Act of 1934, as amended, the applicable rules of NASDAQ and our board membership criteria. The audit committee also meets the audit committee composition requirements of NASDAQ. The board has determined that Mr. Madden, the chairman of the audit committee, is qualified as an audit committee financial expert within the meaning of SEC regulations and that he has accounting and related financial management expertise within the meaning of the applicable rules of NASDAQ. Mr. Madden’s experience is discussed above under the caption “Board of Directors — Election of Directors — Who are the remaining directors?”

Governance and Board Composition Committee

The governance committee reviews with the board, on an annual basis or more frequently as needed, our guidelines on corporate governance and the board’s committee structure and membership. The committee annually establishes a framework for the evaluation of our chief executive officer. The committee recommends nominees for election at each annual meeting and nominees to fill any board vacancies. The committee recommended to the board Messrs. Conrad and Stead for re-election at the 2013 annual meeting. When needed, the committee leads the search for qualified director candidates by defining the experiential background and qualifications for individual director searches and may engage third-party search firms to source potential candidates and coordinate the logistics of each search. The committee also has the power to engage outside advisors and counsel to assist the committee.

The committee prepares, not less frequently than every three years, and submits to the board, for adoption by the board, a list of selection criteria to be used by the committee. The committee will consider director candidates recommended by our stockholders pursuant to our procedures described below under the caption “Other Matters — Stockholder Proposals.” The selection criteria for director candidates include the following:

•

Each director should be an individual of the highest character and integrity, have experience at or demonstrated understanding of strategy/policy-setting and reputation for working constructively with others.

•	Each director should have sufficient time available to devote to the affairs of our company in order to carry out the responsibilities of a director.

•

Each director should be free of any conflict of interest which would interfere with the proper performance of the responsibilities of a director. This excludes from consideration officers of companies in direct or substantial competition with our company and major or potential major customers, suppliers or contractors.

In considering whether to recommend any candidate for inclusion in the board’s slate of recommended director nominees, including candidates recommended by stockholders, the committee’s policy is to apply certain criteria, including the candidate’s character and integrity, diversity, age, financial literacy, international background, experience, commitment, specialized expertise, independence, conflicts of interest and the ability to act in the best interests of our stockholders. The committee seeks nominees with a diversity of experience and backgrounds. The committee does not assign specific weights to particular criteria and no particular criterion is necessarily applicable to all prospective nominees. We believe that the backgrounds and qualifications of our directors, considered as a group, should provide a significant composite mix of experience, knowledge and abilities that will allow the board to fulfill its responsibilities. Nominees are not discriminated against on the basis of race, religion, national origin, sexual orientation, disability or any other basis proscribed by law. The committee assesses the diversity of the board’s composition annually.

The committee’s charter is available on our website at www.mindpseed.com. The board has determined that all of the members of the committee are “independent” in accordance with applicable rules of NASDAQ and our board membership criteria.

Compensation and Management Development Committee

The compensation committee recommends to the board compensation and benefits for non-employee directors; reviews and approves, on an annual basis, the corporate goals and objectives with respect to compensation of our chief executive officer pursuant to the framework developed by the governance committee; determines salaries for all executive officers and reviews annually the salary plan for other executives in general management positions; reviews standard base pay, incentive compensation, deferred compensation and all equity-based plans and recommends changes in such plans as needed; reviews annually the performance of our chief executive officer and other senior executives; assists the board in developing and evaluating potential candidates for executive positions; oversees the development of executive succession plans; and reviews and discusses the “Compensation Discussion and Analysis” with management and gives its recommendation to the board on whether the “Compensation Discussion and Analysis” should be included in our proxy statement and annual report to stockholders.

The charter of the committee is available on our website at www.mindspeed.com. The board has determined that all of the members of the committee are “independent” in accordance with applicable rules of NASDAQ and our board membership criteria. The compensation committee has the authority to engage services of outside advisors, experts and others to assist the committee. Our human resources department supports the committee in its work and in some cases acts pursuant to delegated authority to fulfill various functions in administering our compensation programs. In addition, the committee reviews its charter at least annually, and recommends any proposed changes to the board for approval.

During the course of fiscal year 2012, The Delves Group (an independent executive compensation consulting firm) was specifically engaged by the compensation committee to provide services such as: (i) conducting an annual competitive market analysis for the chief executive officer’s and other executive officers’ compensation, including base salary, annual incentive targets, stock options, stock grants and other long-term incentive targets; (ii) reviewing and commenting on recommendations by management concerning chief executive officer and executive pay programs, including the design of an annual cash incentive program and equity-based long-term incentive awards; (iii) reviewing and commenting on board compensation matters; and (iv) advising the compensation committee on best practices, including decision making and review processes, review of our peer group companies list, quality and type of data provided by management, annual agenda, criteria for exercising discretion and compensation philosophy. We provided The Delves Group with a list of our peer companies and 2012 data from the 2012 Aon/ Radford survey database for semiconductor companies with annual revenues between $50 and $500 million. The Delves Group’s fees for fiscal year 2012 did not exceed $120,000. Additional information on the role of our compensation consultant in setting executive compensation is set forth below under the caption “Executive Officer and Director Compensation — Compensation Discussion and Analysis — Objectives of Compensation Programs and Compensation Program Design — Role of Executive Officers and Compensation Consultants in Compensation Decisions.”

What is the board’s role in risk management oversight?

Management has primary responsibility for identifying, assessing and managing potential events that may affect our company’s ability to achieve established business objectives, while the board is responsible for oversight of management’s risk management activities. Such objectives are categorized as follows:

•	strategic – high-level goals, aligned with and supporting our mission;

•	operations – effective and efficient use of our resources;

•	reporting – reliability of reporting; and

•	compliance – compliance with applicable laws and regulations.

To facilitate the board’s responsibility for oversight of company risks, we have a risk management committee consisting of selected members of management, which:

•	identifies strategic, operational, financial reporting and compliance related risks, on a company-wide basis;

•	assesses the materiality of those risks based on the probability of occurrence and severity of impact; and

•	to the extent feasible, develops plans to monitor and mitigate such risks.

The results of this management activity are reported to the board and its committees, as appropriate.

In addition, the board delegates specific areas of risk management oversight to applicable board committees (depending on the specific area of responsibility and expertise as follows):

•

The audit committee oversees our risk policies and processes relating to financial statements and financial reporting, including our system of internal control over financial reporting, as well as investment, capital structure and compliance risks and guidelines, as well as policies and processes for monitoring and mitigating those risks.

•

The compensation committee oversees risks associated with our compensation plans and the effect that our compensation structure may have on business decisions and on the attraction and retention of a qualified management team.

•	The governance committee oversees risks related to our governance structure and the evaluation of individual board members and committees.

Each of these board committees meets regularly with management, including the members of the risk management committee, to review, as appropriate, compliance with existing policies and procedures and to discuss changes or improvements that may be required or desirable. Each of the committees meets at least as often as the board regularly meets and periodically reports back to the board on the substance of those meetings, including risk oversight-related matters.

We also believe that our leadership structure, discussed above under the caption “Board of Directors – Board Governance Matters – What is the board’s leadership structure, and who serves as the presiding director?” helps support the risk oversight function of the board. Specifically, we believe that the separation of the roles of chief executive officer and chairman of the board enhances risk oversight by combining the chief executive officer’s in-depth knowledge of the risks and challenges of our business with the independence and experience of our chairman.

Stockholder Communications with Directors

Stockholders and other parties interested in communicating directly with any individual director, including the chairman, the board as a whole or the non-management directors as a group may do so by writing to Mindspeed Technologies, Inc., 4000 MacArthur Boulevard, East Tower, Newport Beach, California 92660, Attention: Secretary. Our secretary reviews all such correspondence and regularly forwards to the board a summary of all such correspondence and copies of all correspondence that, in the opinion of the secretary, deals with the functions of the board, the board committees or other such correspondence that the secretary otherwise determines requires their attention. Directors may at any time review a log of all correspondence we receive that is addressed to members of the board and may request copies of any such correspondence. Concerns relating to accounting, internal controls or auditing matters are immediately brought to the attention of our internal audit department and handled in accordance with procedures established by the audit committee with respect to such matters.

Compensation Committee Interlocks and Insider Participation

No member of the compensation committee during fiscal year 2012 was a current or former officer or employee of our company. There are no compensation committee interlocks between our company and other entities involving our executive officers and board members who serve as executive officers or board members of such other entities. No member of the compensation committee had any relationship requiring disclosure below under the caption “Certain Relationships and Related Transactions.”

EXECUTIVE OFFICERS

The table below sets forth certain information concerning our executive officers as of November 15, 2012.

Name	Age	Title
Raouf Y. Halim	52	Chief Executive Officer
Stephen N. Ananias	37	Senior Vice President and Chief Financial Officer
Najabat H. Bajwa	35	Senior Vice President and General Manager, High- Performance Analog
Gerald J. Hamilton	59	Senior Vice President, Worldwide Sales and Operations
Allison K. Musetich	39	Senior Vice President, Human Resources
Brandi R. Steege	42	Senior Vice President, General Counsel and Secretary

There are no family relationships among the individuals serving as our directors or executive officers. Set forth below are the name, office and position held with our company and principal occupations and employment during the past five years of each of our executive officers.

Mr. Halim — Biographical information on Mr. Halim is discussed above under the caption “Board of Directors — Election of Directors — Who are the remaining directors? — Class III Directors – continuing directors with terms expiring at the 2015 annual meeting.”

Mr. Ananias has been our senior vice president and chief financial officer since October 2011. Prior to joining us, Mr. Ananias was the group controller of the broadband communications group at Broadcom Corporation (semiconductors) from October 2007 to October 2011 and the director of corporate development and strategic planning at Broadcom from March 2002 to October 2007.

Mr. Bajwa has been our senior vice president and general manager, high-performance analog, since August 2011. Mr. Bajwa previously served as our senior vice president and general manager, lightspeed connectivity solutions, from October 2007 to August 2011, vice president of marketing and applications engineering from October 2006 to October 2007, executive director of marketing from April 2006 to October 2006 and director of marketing from August 2003 to April 2006 for our optical communications integrated circuit product line. Prior to joining us, Mr. Bajwa held positions of increasing responsibility in engineering and management at Agilent Technologies, Inc. (electronic measurement devices and services) and Hewlett Packard, Inc. (printing, computing, software and IP infrastructure technology).

Ms. Musetich has been our senior vice president, human resources, since June 2010. Prior to joining us, Ms. Musetich was the vice president, human resources, of Lantronix, Inc. (device networking technologies) from June 2008 to June 2010. Ms. Musetich also served as the global director and vice president of human resources of Quiksilver, Inc. (casual lifestyle apparel) from April 2004 to June 2008, and as the director of human resources business operations and manager of human resources of Cendant Corporation (hospitality and real estate business and consumer services) from March 2001 to April 2004.

Mr. Hamilton has been our senior vice president, worldwide sales and operations, since August 2012. Prior to that, Mr. Hamilton served as our senior vice president, worldwide sales, from July 2006 to August 2012. Mr. Hamilton previously served as our vice president of sales for the Asia Pacific region from June 2003 to July 2006. He served as the vice president of sales for the Asia Pacific region of Conexant from September 2001 to June 2003.

Ms. Steege has been our senior vice president, general counsel and secretary since November 2012. Prior to that, Ms. Steege served as our vice president and general counsel from May 2011 to November 2012. Ms. Steege previously served as our vice president, legal, from April 2008 to May 2011, our associate general counsel from October 2005 to April 2008 and our senior corporate counsel from August 2004 to October 2005. Prior to joining us, Ms. Steege served as counsel at O’Melveny & Myers LLP (law firm).

EXECUTIVE OFFICER AND DIRECTOR COMPENSATION

Compensation Discussion and Analysis

Overview

This Compensation Discussion and Analysis reviews and discusses our compensation programs and policies for our principal executive officer, principal financial officer, interim principal financial officer and current vice president, finance, and three additional executive officers who were our most highly compensated executive officers in fiscal year 2012 as determined by the rules of the SEC. For fiscal year 2012, these executive officers were: Raouf Y. Halim, our chief executive officer; Stephen N. Ananias, our senior vice president and chief financial officer; Gerald J. Hamilton, our senior vice president, worldwide sales and operations; Najabat H. Bajwa, our senior vice president and general manager, high-performance analog; and Allison K. Musetich, our senior vice president, human resources. In addition, as required by the rules of the SEC, we have included Kristen M. Schmidt, our vice president, finance, in our compensation table because she served as our principal financial officer from May 2011 through October 2011, when Mr. Ananias became our senior vice president and chief financial officer. As a group, we refer to these executive officers as our “named executive officers,” and they are identified in the summary compensation table provided below.

The following provides a brief overview of the more detailed disclosure set forth in the Compensation Discussion and Analysis below:

•

The objectives of our compensation program are to: (i) attract and retain talented executive officers; (ii) further align the financial interests of executive officers with those of our stockholders; and (iii) pay-for-performance.

•

In making its fiscal year 2012 compensation decisions, the compensation committee consulted with a third-party compensation consultant and compared the elements and levels of compensation and performance of our executive officers with a peer group of 21 other semiconductor companies.

•

Our executive compensation consists primarily of: (i) a base annual salary; (ii) short-term cash and equity incentive-based compensation; and (iii) long-term incentive equity awards. We also provide certain perquisites to our executive officers and on occasion grant discretionary and retention bonuses, and short-term incentive equity awards.

•

We encourage a pay-for-performance environment by linking short-term cash incentive-based compensation to the achievement of overall company and individual performance goals. Achievement of performance goals by our named executive officers during fiscal year 2012 ranged from 50% to 97%.

•	In fiscal year 2013, we intend to continue to deliver a combination of cash, stock options and restricted stock awards as part of our overall compensation program.

Objectives of Compensation Programs and Compensation Program Design

The compensation committee establishes our executive compensation philosophy and oversees our executive compensation programs. We believe that it is appropriate to seek the views of our stockholders on the design and effectiveness of our executive compensation program. At our 2011 annual meeting of stockholders, we held our first non-binding, advisory stockholder vote on executive compensation under the Dodd-Frank legislation. In 2011, the advisory vote on executive compensation received greater than 70% support from the votes cast by stockholders. As an advisory vote, the results of this stockholder vote is not binding upon us; however, the compensation committee, which is responsible for designing and administering our executive compensation program, values the opinions expressed by stockholders in their vote and considered the outcome of this vote when it made compensation decisions for named executive officers. In addition, at our 2011 annual meeting of stockholders, the stockholders approved holding the advisory vote every three years, which we believe will allow for a meaningful evaluation period of performance against our compensation practices. Our compensation policies, plans and programs are intended to achieve the following objectives:

•

Attract and retain talented executive officers. We are engaged in a very competitive and highly cyclical industry, and our success depends upon our ability to attract and retain qualified executive officers through competitive compensation arrangements.

•

Further align the financial interests of executive officers with those of our stockholders. We want and expect our executive officers to think and act in both the near-term and long-term interests of our stockholders.

•

Pay-for-performance. We provide executive officers with incentive opportunities linked to achievement of both overall company and individual performance goals. Incentive programs are designed to reward business plan achievement.

We carry out these objectives by providing market competitive salaries, achieving an appropriate mix of cash and equity compensation, setting compensation based on individual and overall company performance and occasionally granting discretionary and retention bonuses.

Total Compensation Program Design

The compensation committee considers the total compensation, earned or potentially available, of the executive officers in establishing each component of compensation. In its review, the compensation committee considers information regarding our general industry and peer group, national surveys of other U.S. semiconductor and high technology companies, reports of our third-party compensation consultants and performance judgments as to the past and expected future contributions of individual executive officers. In an effort to promote internal pay equity, the compensation committee also reviews tally sheets for each individual executive, which provide relevant data necessary to support the compensation committee’s review of the various components of our executive officers’ compensation. Further, each compensation data point, as well as the total annual realizable compensation set forth in the tally sheets is reviewed as compared to our peer companies in making decisions regarding executive compensation. Further information concerning the peer companies for purposes of the 2012 compensation analysis is set forth below under the caption “Executive Officer and Director Compensation — Compensation Discussion and Analysis — Objectives of Compensation Programs and Compensation Program Design — Peer Group.”

Our total compensation package generally includes a base annual salary, short-term incentive awards and long-term incentive awards. We target the short-term incentives of our chief executive officer to equal 100% of his base annual salary. We target the short-term incentives of all other named executive officers to equal 30% to 60% of their respective base annual salaries. Mr. Halim’s higher incentive target is a result of his greater breadth of responsibility relative to other executive officers, as well as peer group and industry practices of providing chief executive officers with higher incentive targets. We also occasionally grant discretionary cash bonuses to recognize achievements, as well as cash retention bonuses and equity grants to maintain management continuity.

Role of Executive Officers and Compensation Consultants in Compensation Decisions

The compensation committee solicits compensation recommendations from our chief executive officer on our other executive officers, and then reviews and approves the total compensation for each of our executive officers. Our chief executive officer does not participate in the compensation committee’s decisions regarding his compensation. The compensation committee may request additional information from our chief executive officer and may also solicit the perspective and input of third-party compensation consultants. In fiscal year 2012, the compensation committee engaged The Delves Group as its independent third-party compensation consultant.

The Delves Group was specifically engaged by the compensation committee to: (i) conduct an annual competitive market analysis for the chief executive officer’s and other executive officers’ compensation, including base salary, annual incentive targets, stock options, stock grants and other long-term incentive targets; (ii) review and comment on recommendations by management concerning chief executive officer and executive pay programs, including the design of an annual cash incentive program and equity-based long-term incentive awards; (iii) review and comment on board compensation matters; and (iv) advise the compensation committee on best practices, including decision making and review processes, review of our peer group companies list, quality and type of data provided by management, annual agenda, criteria for exercising discretion and compensation philosophy.

Goal Setting and Performance Evaluation

Executive officer performance evaluations, including evaluations of our named executive officers, occur annually and are completed promptly following the conclusion of each fiscal year. To help achieve our strategic goals and annual objectives, we have developed an integrated performance management program, which has an overall purpose of strengthening results at the individual and organizational level. The program is designed to align individual performance with strategic business goals and annual objectives. It is intended to foster two-way communication to provide all employees, including executive officers, with the resources, information and support required to be successful. The performance management program’s primary objectives are to ensure that individual contributions and results are directed toward achieving our business plan based on our strategic and tactical goals. It also links rewards to performance and recognizes outstanding performance with corresponding compensation actions. The process commences with the establishment of overall company and individual performance goals for our chief executive officer and other executive officers at the beginning of the fiscal year. These goals are based on our annual operating plan, which is reviewed by the board.

Our chief executive officer’s performance evaluation is coordinated by the chairman of the governance committee. Our chief executive officer is evaluated on performance against the annual operating plan, which is summarized in an annual scorecard. The scorecard contains a percentage level of achievement reached for each performance goal, as well as an overall weighted average achievement percentage on all performance goals. An annual 360 degree feedback assessment is also conducted for purposes of providing additional developmental feedback to our chief executive officer. The chairman of the governance committee reviews the corporate performance scorecard and the 360 degree feedback results with the other independent board members, obtains their feedback on our chief executive officer’s performance and completes the review. The governance committee then reports its findings to the compensation committee for use in its determination of appropriate compensation actions.

The board frequently discusses with our chief executive officer the performance of the other executive officers. Our chief executive officer incorporates this feedback into the evaluations of the other executive officers. The fiscal year 2012 performance evaluation results for our named executive officers are discussed below under the caption “Executive Officer and Director Compensation — Compensation Discussion and Analysis — Elements of Compensation — Cash Incentive Awards — Achievement against Performance Goals.”

Peer Group

In setting the base annual salary, individual bonus target amounts and equity grant guidelines for executive officers, the compensation committee reviews information relating to the executive compensation of a group of peer companies, selected in consultation with The Delves Group, comprised of direct competitors, other local semiconductor companies and leading national semiconductor companies. In analyzing our peer group, the compensation committee distinguishes emerging peers from mature peers. We include our direct competitors and other local semiconductor companies in our emerging peer group because we compete with them for business, as well as talent. We include leading national semiconductor companies in our mature peer group because they have a large influence on industry compensation practices.

With the assistance and guidance of our compensation consultant, the compensation committee reviews the compensation levels of our emerging peers when considering the amount of executive officer base annual salary and total compensation. For fiscal year 2012, the compensation committee believes that the base annual salary and total compensation provided to each executive officer was within the range of total compensation paid to similarly situated executive officers at emerging peer companies. The compensation committee targets our executive officers’ combined base salaries, equity holdings and total compensation in alignment with the practices of our emerging peers; however, it does not target any specific percentile. From time to time, the compensation committee reevaluates its selected peer group to ascertain whether any changes are appropriate.

The peer group companies for fiscal year 2012 included the following:

Emerging Peers	Mature Peers

• Applied Micro Circuits Corporation	• Broadcom Corporation

• PMC-Sierra, Inc.	• Qualcomm, Inc.

• Pericom Semiconductor Corporation	• Advanced Micro Devices, Inc.

• Transwitch Corporation	• Intel Corporation

• Conexant Systems, Inc.	• Texas Instruments, Inc.

• Skyworks Solutions, Inc.	• Maxim Integrated Products, Inc.

• Microsemi Corporation	• Analog Devices, Inc.

• NetLogic Microsystems, Inc.	• Linear Technology Corporation

• Cavium Networks, Inc.	• National Semiconductor Corporation

• Mellanox Technologies, Ltd.

• Silicon Laboratories Inc.

• ANADIGICS, Inc.

The compensation committee reviews the data of both our emerging and mature peers in designing our equity-compensation structure. It typically considers our emerging peers’ annual equity burn rates, equity overhang and form of equity awards. Additionally, it reviews our emerging peers’ policies regarding allocation of equity awards between executive officers and non-executive officers, percentage of employees receiving grants, vesting practices, hiring grant practices and other trends. It typically considers data from our mature peers with respect to types of equity awards and employees eligibility for such awards. While data from our mature peers is used as a guide in designing the structure of our equity compensation policies, it does not have any influence on award amounts.

For fiscal year 2012, the compensation committee also used the 2012 Aon/ Radford survey database for semiconductor companies with annual revenues between $50 and $500 million. The examination of the survey and peer group compensation practices allowed us to take industry practices into account to help ensure that our compensation policies are current and competitive.

Elements of Compensation

Executive compensation consists primarily of: (i) a base annual salary; (ii) short-term cash incentive-based compensation; and (iii) long-term incentive equity awards. This mix of payments allows us to provide compensation that directly addresses our compensation goals of retention, alignment of executive and stockholder interests and linking pay with performance. We also provide our executive officers with other benefits, including perquisites, change of control agreements, a retirement savings plan and an employee stock purchase plan. The compensation committee also grants special cash bonuses and short-term incentive equity awards to certain executive officers to recognize particularly strong achievement or for specific retention purposes. Information on the total compensation awarded to each named executive officer during fiscal year 2012 is set forth in our “Summary Compensation Table (2012)” below.

Base Annual Salary

The base annual salaries we provide to our executive officers are intended as compensation for each executive officer’s ongoing contributions to the performance of the operational area(s) for which they are responsible. In keeping with our compensation philosophy to attract and retain individuals of high quality, executive officer base salaries have been targeted to be competitive with base salaries paid to executive officers of our emerging peers, as described above, based on data reviewed by the compensation committee. The compensation committee determines the market median by reviewing information contained in survey data, SEC filings and advice from our third-party compensation consultant. The base salaries for our executive officers also reflect input from our chief executive officer regarding individual performance, company strategy and retention factors.

At the end of fiscal year 2011, the compensation committee reviewed base salary levels for executive officers and considered potential adjustments based on numerous factors, including individual and corporate performance. In that regard, the compensation committee approved base salary increases for executive officers that averaged approximately 5.2% (as compared to a 5.5% average increase for all employees). Mr. Halim’s base salary increased 6.8% from $550,000 to $587,500, in partial recognition of our strong financial performance in fiscal years 2010 and 2011. Our compensation committee set Mr. Ananias’ annual base salary at $285,000 following extended negotiations with him to join our company. The compensation committee also considered relevant peer group data for chief financial officers and determined that his negotiated base salary, which was slightly above the peer group median, was reasonable and appropriate, particularly in light of the fact that he was being recruited from a substantially larger and more established semiconductor company with very competitive compensation practices.

The base annual salary levels of each of our executive officers are reviewed annually and adjusted from time to time to recognize individual performance, promotions, competitive compensation levels, retention requirements, internal pay equity and other qualitative factors. On average, base annual salaries for our named executive officers are in alignment with the practices of our emerging peers.

The base annual salaries in fiscal year 2012 for all named executive officers are set forth below under the caption “Executive Officer and Director Compensation — Compensation Discussion and Analysis — Objectives of Compensation Programs and Compensation Program Design — Elements of Compensation — Cash Incentive Awards — Target Incentives.”

Cash Incentive Awards

Performance Goals

The amount of compensation paid as part of our cash incentive awards is based on both the overall financial performance of our company and the performance of the executive officers with respect to their individual assigned goals. The compensation committee adopts specific performance criteria for each fiscal year. Performance criteria typically include financial metrics, such as revenue, net income and operating profitability and attainment of engineering and strategic business development goals. Annual incentive awards may also be adjusted by the board in its discretion based on individual performance factors.

The compensation committee determined whether each named executive officer met his or her performance goals for fiscal year 2012. Management reported on the accomplishments of the officers, and the compensation committee carried out its responsibility of determining the extent to which those accomplishments met the pre-established goals. While the use of the performance goals is intended to establish a rigorous process for tracking and evaluating performance, the compensation committee’s assessment of performance against particular goals involves the application of qualitative, as well as quantitative, measures.

The specific performance goals are based on our company’s internal annual operating plan. Disclosure of such targets or our annual operating plan is not possible, due to the commercially sensitive nature of the data, and such disclosure would cause substantial competitive harm to our company. As an indication of the level of difficulty in achieving the overall performance objectives, the compensation committee determined that the applicable named executive officers attained levels of achievement (including financial and non-financial goals) in the following ranges in each of the last three fiscal years:

Fiscal Year	Range of Achievement
2011	65% — 105%
2010	105% — 179%
2009	50% — 97%

The pre-established factors for fiscal year 2012 used to determine individual performance and the relative weight given to each factor for each named executive officer are set forth in the table below. The different factors and relative weights reflect differences in the job responsibilities of our named executive officers.

Named Executive Officer	Performance Factors (and Weight)

Raouf Y. Halim	• Company fiscal year financial goals: 50%
• Design win execution against the fiscal year plan: 15%
• Engineering execution: 25%
• Organizational development goals: 10%

Stephen N. Ananias	• Company fiscal year financial goals: 50%
• Balance sheet improvements: 30%
• Investor relations goals: 20%

Gerald J. Hamilton	• Company fiscal year revenue target: 50%
• Design win execution against the fiscal year plan: 40%
• Budget reduction target for the worldwide sales department: 10%

Najabat H. Bajwa	• Company fiscal year financial goals: 10%
• Business unit fiscal year revenue target: 20%
• Business unit fiscal year gross margin target: 20%
• Business unit fiscal year operating expense target: 10%
• Business unit design win execution against the fiscal year plan: 20%
• Business unit engineering execution: 20%

Allison K. Musetich	• Company fiscal year financial goals: 25%
• Department fiscal year operating expense target: 10%
• Administrative efficiency goals: 20%
• Acquisition integration goals: 20%
• Organizational development goals: 25%

Kristen M. Schmidt	• Financial planning, reporting and analysis: 60%
• Organizational development goals: 40%

The gross margin and operating expense amounts we use to measure achievement of performance goals are non-GAAP measures. Our calculation of gross margin and operating expense excludes asset impairments, stock-based compensation and related payroll costs, acquisition-related costs, integration costs, revaluation of contingent consideration and restructuring charges, among other items. We use non-GAAP measures because these measures help us internally to evaluate our operating performance, while excluding items that are considered by management to be outside of our core operating results.

Target Incentives

The fiscal year 2012 base annual salaries and short-term target incentives for our named executive officers are set forth in the table below.

Named Executive Officer	Base Annual Salary	Target Incentive
Raouf Y. Halim	$587,500	100%
Stephen N. Ananias	285,000	60%
Gerald J. Hamilton	285,000	55%
Najabat H. Bajwa	300,000	55%
Allison K. Musetich	250,000	45%
Kristen M. Schmidt	200,000	30%

Achievement against Performance Goals

The compensation committee determined that the named executive officers achieved their fiscal year 2012 goals to the extent set forth below. Our compensation committee maintains discretion to pay bonuses above or below the target incentives based on an evaluation by the compensation committee of corporate or individual performance. For fiscal year 2012, the compensation committee established a bonus program over-ride in which no bonuses would be paid, regardless of individual performance or achievement of non-financial objectives, unless we met our company fiscal year financial goals. As a result, no fiscal year 2012 cash incentive awards were made to executive officers (other than to Mr. Hamilton, who participates in our sales incentive plan) based on the compensation committee’s determination that the company fiscal year financial goals were not achieved.

Named Executive Officer	Performance Factor	Weight	Achievement Level	Overall Achievement
Raouf Y. Halim	Company fiscal year financial goals	50%	0%	—
	Design win execution against fiscal year plan	15	100	—
	Engineering execution	25	100	—
	Organizational development goals	10	100	—
		—	—	50%

Stephen N. Ananias	Company fiscal year financial goals	50	0	—
	Balance sheet improvements	30	100	—
	Investor relations goals	20	100	—
		—	—	50

Gerald J. Hamilton	Company fiscal year revenue target	50	98	—
	Design win execution against the fiscal year plan	40	95	—
	Budget reduction target for the worldwide sales department	10	99	—
		—	—	97	(1)

Najabat H. Bajwa	Company fiscal year financial goals	10	0	—
	Business unit fiscal year revenue target	20	110	—
	Business unit fiscal year gross margin target	20	108	—
	Business unit fiscal year operating expense target	10	102	—
	Business unit design win execution against the fiscal year plan	20	100	—
	Business unit engineering execution	20	100	—
		—	—	93

Allison K. Musetich	Company fiscal year financial goals	25	0	—
	Department fiscal year operating expense target	10	100	—
	Administrative efficiency goals	20	100	—
	Acquisition integration goals	20	100	—
	Organizational development goals	25	100	—
		—	—	75

Kristen M. Schmidt	Financial planning, reporting and analysis	60	100	—
	Organizational development goals	40	95	—
		—	—	98

(1) Mr. Hamilton’s sales incentive plan is measured and paid twice yearly, and is further discussed below under the caption “Executive Officer and Director Compensation — Compensation Discussion and Analysis — Elements of Compensation — Cash Incentive Awards — Sales Incentive Plan.”

Sales Incentive Plan

Pursuant to the terms of Mr. Hamilton’s sales incentive plan, he is eligible to receive a cash incentive in an amount equal to his overall achievement level multiplied by 55% of his base salary for such fiscal year on a semi-annual basis. The compensation committee may award Mr. Hamilton a cash incentive in excess of such amount in the event that he achieves greater than 100% of his overall goals. The sales incentive plan does not have a maximum amount or cap. Mr. Hamilton’s overall achievement levels for the first- and second-half of fiscal year 2012 were 94% and 99%, respectively. These overall achievement levels resulted in a first-half fiscal year 2012 sales incentive bonus of $73,986, and a second-half fiscal year 2012 sales incentive bonus of $77,416. Based on his overall achievement of his fiscal year 2012 performance goals under our sales incentive plan, Mr. Hamilton was awarded a cash incentive of $151,402.

Long-Term Incentive Equity Awards

Our long-term compensation generally consists of both stock option and restricted stock awards provided under our 2003 long-term incentives plan. In determining the timing and size of our awards, we follow a policy of targeting compensation that is competitive with our emerging peers. Additionally, we consider the number and amount vested of past long-term awards and current ownership levels when deciding to make a new grant.

We routinely grant eligible employees equity awards at the time of hire and also provide equity awards covering a large portion of our employees annually. The vesting periods vary with respect to each individual award, but generally vest within a two to four year period. The exercise price of all stock options is set at the fair market value of our company’s stock on the grant date.

In January and February 2012, we granted shares of restricted stock and stock options to our named executive officers, which vest as to 33.33% of the underlying awards in January and February 2013, respectively, and quarterly thereafter. The compensation committee approved these retention awards to correct for perceived gaps in our officers’ equity holdings relative to our peer group and as a retention inducement as we entered a transformational phase, particularly following the acquisition of picoChip Inc. and its wholly-owned subsidiaries. In connection with Mr. Ananias joining our company, he was granted shares of restricted stock and stock options in November 2011 and February 2012, which vest as to 8.33% of the underlying awards in February 2012 and May 2012, respectively, and quarterly thereafter. Our compensation committee determined that the size of Mr. Ananias’ grant was an appropriate and necessary inducement for him to leave his position with a substantially larger and more established semiconductor company with very competitive compensation practices.

The number of stock options and shares of restricted stock awarded, as set forth in the “Grants of Plan Based Awards (2012)” table below, varied with respect to each individual due to differences in each individual’s compensation targets, levels of responsibility and role within our company. The “Outstanding Equity Awards at Fiscal Year-End (2012)” table below sets forth all long-term incentive awards granted in previous years.

Our long-term equity compensation awards are consistent with our goals for compensation, particularly in further aligning the interests of our executive officers with our stockholders. The awards provide compensation in addition to salary, cash incentives and bonuses, and assist us in recruiting and retaining executive officers. The awards are useful in retention because of their vesting requirements, which provide that upon termination of employment, only options currently vested may be exercised and unvested stock options, restricted stock and unrestricted performance stock are forfeited. Thus, long-term equity compensation awards give executive officers an incentive to remain with our company through each award’s entire vesting period.

Special Bonuses

Discretionary Cash Bonuses

From time to time, we grant discretionary cash bonuses. These awards are not tied to any specific performance measure and are made at the discretion of the compensation committee. In February 2012, we granted discretionary bonuses in the amount of $50,000 to Ms. Musetich and $40,000 to Ms. Schmidt to recognize their contributions to the completion of our acquisition of picoChip Inc. and its wholly-owned subsidiaries. While discretionary cash bonuses will remain an option for us to recognize extraordinary achievement, we view them as an exception, and grant them selectively.

Retention Bonuses

In addition to our standard components of compensation, we occasionally grant retention bonuses to our executive officers. We grant retention bonuses to certain individuals based on a determination that these individuals fill an essential role in our success or failure and the importance of retaining their services. In connection with joining our company, Mr. Ananias received a retention bonus in the amount of $50,000 in October 2011, which is earned over a two year period by Mr. Ananias remaining employed by our company. No other retention bonuses were granted to our executive officers in fiscal year 2012.

Other Compensation Policies

Perquisites and Personal Benefits

We provide our executive officers, including our chief executive officer, with perquisites and other personal benefits that we believe are reasonable, competitive and consistent with our peers and our overall executive compensation program. The perquisites and personal benefits that we have historically offered include retirement savings plan matching contributions, life insurance premiums, excess personal liability insurance premiums, an annual physical examination, internet reimbursement, airline club fees and health club memberships. We sometimes also offer certain benefits associated with the hiring of new executive officers, such as transportation, temporary housing and relocation costs.

In determining the appropriate level of perquisites and personal benefits, we periodically review the Ayco Executive Benefits & Perquisite Survey, as well as information provided in SEC filings of our peer group. We believe that these benefits help us to hire and retain qualified executive officers and enable them to perform their job responsibilities with fewer distractions. For valuation of perquisites and other benefits provided during fiscal year 2012, see footnote 2 to our “Summary Compensation Table (2012)” below.

Timing of Grants of Equity Awards

We have generally granted awards of stock options and shares of restricted stock to our executive officers on an annual basis. We also make equity grants to new hires or to others in specific situations other than on an annual basis, as determined by the compensation committee. The grant date of equity awards is typically the date we obtain formal approval of the grant. We do not have, and do not intend to have, any program, plan or practice to time the grant of equity awards in coordination with the release of material non-public information. We also do not have, and do not intend to have, any program, plan or practice to time the release of material non-public information for the purpose of affecting the value of executive compensation. The exercise price for all stock options that we grant is equal to the closing price of our common stock on the grant date.

Policy Regarding Deductibility of Compensation

Section 162(m) of the Internal Revenue Code of 1986, as amended, enacted in 1993, generally disallows a tax deduction to public companies for compensation over $1 million paid to our chief executive officer and the three most highly compensated executive officers (not including our chief executive officer and chief financial officer). However, certain compensation meeting a tax law definition of “performance-based” is generally exempt from this deduction limit. We do not currently have a policy regarding qualification of cash compensation, such as salary and bonuses, for deductibility under Section 162(m). We have included provisions in our 2003 long-term incentives plan and our proposed 2013 equity incentive plan designed to enable grants of stock options to executive officers affected by Section 162(m) to qualify as “performance-based” compensation. Such grants cannot qualify unless they are made by a committee consisting of “outside directors” under Section 162(m). The compensation committee believes that in certain circumstances factors other than tax deductibility take precedence when determining the forms and levels of executive compensation most appropriate and in the best interests of us and our stockholders. Given our changing industry and business, as well as the competitive market for outstanding executive officers, the compensation committee believes that it is important to retain the flexibility to design compensation programs consistent with its overall executive compensation philosophy even if some executive compensation is not fully deductible. Accordingly, the compensation committee may, from time to time, deem it appropriate to approve elements of compensation for certain executive officers that are not fully deductible.

The performance factors for equity compensation intended to meet the tax law definition of “performance-based” compensation were most recently approved in April 2011 and must be approved by stockholders at least every five years.

Change of Control Agreements

Each of our named executive officers has entered into our standard change of control agreement, which provides, under certain circumstances, for payments upon termination of employment in connection with a change of control of our company. Payments made under the agreement are subject to a “double trigger,” meaning that both a change of control and a termination are required. We believe that a change of control agreement is necessary to diminish the inevitable distraction of executive officers by virtue of the personal uncertainties and risks created by a pending or threatened change of control. The intention of the agreement is to encourage the executive officer’s full attention and dedication to our company and to provide a compensation and benefits arrangement satisfactory to the executive officer and competitive with other companies.

For the purposes of the change of control agreement, a change of control generally means:

•

the acquisition by any individual, entity or group of beneficial ownership of 35% or more of either the then outstanding shares of our common stock or the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors;

•	a change in the composition of a majority of the board, which is not supported by the current board;

•

a major corporate transaction, such as a reorganization, merger or consolidation or sale or other disposition of all or substantially all of our assets, which results in a change in the majority of the board or of more than 60% of our stockholders; or

•	approval by our stockholders of the complete liquidation or dissolution of our company.

An executive officer who terminates his own employment for good reason or whose employment is terminated by us for reasons other than for cause, disability or death (qualified terminations) in connection with a change of control is entitled to the following payouts and benefits:

•	three times the executive officer’s base annual salary for our chief executive officer and two times the base annual salary for all other executive officers;

•	three times the executive officer’s bonus under our annual incentive plans for our chief executive officer and two times the bonus for all other executive officers;

•	accrued vacation pay to the extent that it remains unpaid;

•

continued coverage under our welfare benefit plans for two years after termination, including, without limitation, medical, prescription, dental, disability, employee life, group life, accidental death and travel accident insurance plans and programs to the extent applicable generally to other peer executive officers of our company and our affiliated companies;

•	outplacement services, the scope and provider of which will be selected by the executive officer in his sole discretion;

•	immediate vesting of all equity securities held by the executive officer;

•	other benefits including those that the executive officer is eligible to receive under any plan, program, policy or practice or contract or agreement; and

•

for Messrs. Halim, Hamilton and Bajwa, a gross-up payment, defined as the amount equal to the excise tax on any payment by us pursuant to the change of control agreement as imposed by Section 4999 of the Internal Revenue Code and all taxes associated with the payment of that excise tax.

We believe that providing for payment under the change of control agreements upon a double trigger of a change of control and a qualified termination achieves the balanced result of focusing the executive officer and protecting our company’s best interests. In March 2009, we eliminated the provision for gross-up payments in all change of control agreements entered into with our executive officers after that date. For more information regarding potential payments under the change of control agreements, see the “Potential Payments Upon Termination or Change-in-Control (2012)” table below.

Retirement Plans

Executive officers are eligible to participate in our retirement savings plan. Our retirement savings plan operates as a defined contribution tax-qualified plan and is open to all of our domestic salaried employees. A participant may elect to defer compensation within certain contribution limitations. We retain the discretion to contribute to each participant’s plan through profit sharing and matching of contributions. Our contributions have been paid in the form of cash or our common stock and have been primarily invested in our common stock fund. For fiscal year 2012, we did not match participants’ contributions for a majority of the year and matched participants’ contributions 100% of up to the first 4% of the participant’s covered compensation for the remainder of the year. The matching contributions paid to our named executive officers under our retirement savings plan during fiscal year 2012 are listed in footnote 2 to our “Summary Compensation Table (2012)” below.

Summary Compensation Table (2012)

The following table sets forth the compensation earned for services performed for our company during fiscal years 2012, 2011 and 2010 by:

•	our chief executive officer;

•	our chief financial officer;

•	each of our other three most highly compensated executive officers, employed by us as of the end of fiscal year 2012; and

•	our interim chief financial officer and vice president, finance, whom we refer to collectively as our “named executive officers.”

Name and Principal Position	Year	Salary ($)		Bonus ($)		Stock Awards ($)(1)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation($)(2)	Total($)
Raouf Y. Halim	2012	$587,500		—		$1,661,472	$280,279	—	$14,871	$2,544,123
Chief Executive Officer	2011	559,375		—		3,410,850	567,900	$500,000	21,849	5,059,974
	2010	512,500		—		2,517,300	148,800	916,278	40,063	4,134,941

Stephen N. Ananias	2012	263,077	(3)	$50,000	(4)	1,006,984	167,475	—	3,819	1,491,354
Senior Vice President and Chief Financial Officer

Gerald J. Hamilton	2012	285,000		—		302,552	51,039	151,402	5,994	795,987
Senior Vice President,	2011	266,250		—		853,820	123,450	131,308	14,393	1,389,221
Worldwide Sales	2010	252,500		—		213,600	62,000	145,176	13,796	687,072

Najabat H. Bajwa	2012	300,000		—		317,936	53,634	—	8,504	680,074
Senior Vice President,	2011	277,125		—		869,050	153,630	142,000	20,145	1,461,950
and General Manager, High-Performance Analog

Allison K. Musetich	2012	250,000		50,000	(5)	251,904	37,198	—	8,171	597,272
Senior Vice President,
Human Resources

Kristen M. Schmidt	2012	215,385	(6)	40,000	(5)	147,040	32,440	—	1,428	436,292
Vice President, Finance,	2011	190,230		—		424,650	20,100	50,000	8,006	692,986
and Interim Chief Financial Officer

(1)

These amounts reflect the grant date fair value calculated in accordance with ASC 718 on the basis of the fair market value of the underlying awards on the respective grant dates and without any adjustment for estimated forfeitures. Assumptions used in the calculation of these amounts are included in Note 12, “Stock-Based Compensation,” to our audited financial statements for the fiscal year ended September 28, 2012, included in our annual report on Form 10-K filed with the SEC on December 12, 2012. The fiscal year 2010 stock awards for Messrs. Halim and Hamilton consist of awards of restricted stock and unrestricted performance stock. The grant date fair value of the unrestricted performance stock awards set forth in the table above, based on expected performance, is as follows: $1,128,000 for Mr. Halim; and $75,200 for Mr. Hamilton. The grant date fair value of these awards, assuming that the highest level of performance conditions will be achieved, is as follows: $1,731,000 for Mr. Halim; and $115,400 for Mr. Hamilton. The unrestricted performance stock awards begin to vest on the date when the average of the closing price of our common stock reaches certain minimum amounts over a consecutive 20-day trading period. The vesting trigger price for 50% of each named executive officer’s award is $10.49 and the vesting trigger price for the remaining 50% of each named executive officer’s award is $12.59, which represents a 25% and 50% increase in the price of our common stock as of the grant date, respectively.

(2)	The amount shown as “All Other Compensation” includes the following perquisites and personal benefits:

Name	Retirement Savings Plan Contributions (A)	Life Insurance Premiums	Liability Insurance Premiums (B)	Airline Club Fees	Health Club	Physical Exams	Internet Reimbursement
Raouf Y. Halim	—	$3,105	$5,624	$475	$3,627	$1,500	$540

Stephen N. Ananias	$1,436	508	1,875	—	—	—	—

Gerald J. Hamilton	1,436	2,683	1,875	—	—	—	—

Najabat H. Bajwa	1,512	578	1,875	—	4,000	—	540

Allison K. Musetich	1,260	486	1,875	550	4,000	—	—

Kristen M. Schmidt	1,008	420	—	—	—	—	—

(A)	Represents amounts we contributed pursuant to our retirement savings plan.

(B)	Represents amounts we paid for excess personal liability insurance coverage.

(3)	The amount disclosed for Mr. Ananias reflects a partial amount of his base annual salary because he commenced employment with our company on October 31, 2011.

(4)	The amount disclosed for Mr. Ananias represents a retention bonus awarded to him in connection with joining our company, which is earned over a period of two years, and is further discussed above under the caption “Executive Officer Compensation and Director Compensation — Compensation Discussion and Analysis — Special Bonuses — Retention Bonuses.”

(5)	The amounts disclosed for Mmes. Musetich and Schmidt represent discretionary cash bonuses in recognition of each of their contributions to the completion of our acquisition of picoChip Inc. and its wholly-owned subsidiaries, and are further discussed above under the caption “Executive Officer Compensation and Director Compensation — Compensation Discussion and Analysis — Special Bonuses — Discretionary Cash Bonuses.”

(6)	The amount disclosed for Ms. Schmidt includes a vacation payout of $15,385.

Compensation Policies and Practices and Risk Management

During fiscal year 2012, with the assistance of information provided by The Delves Group at the direction of our compensation committee, the board conducted a risk assessment of our compensation policies and practices for all employees, including executive officers, and determined that our compensation programs are not reasonably likely to have a material adverse effect on our company. In addition, the board believes that the mix and design of the elements of executive compensation do not encourage management to assume excessive or inappropriate risk for the following reasons:

•

We structure our compensation to consist of both fixed and variable compensation. The variable portions of compensation (short-term incentive-based cash and equity compensation and long-term incentive equity compensation) are designed to: (i) align the financial interests of our executive officers with those of our stockholders; and (ii) pay for both short-and long-term corporate performance. For short-term performance, our incentives are awarded based on pay-for-performance criteria that include: (i) net income; (ii) operating profitability; and (iii) attainment of engineering and strategic business development goals. For long-term performance, our stock option awards, restricted stock awards and unrestricted performance stock awards (if the stock price-based vesting thresholds are met) generally vest over two to four years. Stock option and unrestricted performance stock awards, which vest only upon the achievement of certain stock price appreciation thresholds, are only valuable, and, in some cases, only earned, if our stock price increases over time. Our restricted stock awards generally vest quarterly over three years. We feel these variable elements of compensation are a sufficient percentage of overall compensation to motivate our executive officers to meet short-term business objectives and produce superior long-term corporate results, while the fixed element is appropriate and discourages the need for executive officers to take unnecessary or excessive risks in doing so. Fixed compensation is reviewed annually and adjusted periodically as discussed above under the caption “Executive Officer and Director Compensation — Compensation Discussion and Analysis — Elements of Compensation — Base Annual Salary.”

•

We have strict internal controls over the measurement and calculation of performance metrics, which are validated through multiple business units, thereby reducing the risk of manipulation by any employee or executive. In addition, all of our employees are required to undergo training on our code of business conduct and ethics, which covers, among other things, accuracy of business records.

•

We believe that our combined focus on income and profitability (through short-term incentive cash and equity awards) and stock price (through long-term incentive equity awards) naturally limits excessive or inappropriate risk-taking. The short-term incentive mix of cash and equity awards is approved by the compensation committee, which believes the mix of cash and equity awards, and the financial metrics used to determine the amount of an executive officer’s annual short-term incentive cash and equity awards are measures that drive long-term stockholder value. The long-term incentive equity awards work to do the same; encourage executive officers to look to long-term appreciation in value.

The board determined that, for all employees, our compensation programs do not encourage excessive or inappropriate risk; rather, they encourage behaviors that support sustainable value creation. Nonetheless, in connection with the review of our risk profile, the board and the compensation committee plan to perform the following activities on an annual basis:

•

an assessment and review of executive stock ownership levels to ensure there is considerable incentive for management to consider our company’s long-term interests because a portion of their personal investment portfolio consists of our company’s stock;

•

structure short-term incentive cash awards to provide for a linear decrease or a linear increase based on financial performance below and above target, with no bonuses payable for financial performance below a minimum threshold, thereby eliminating award cliffs and performance accelerators between performance metric ranges;

•	identify criteria for earning short-term incentives that are principally based on achievement of specific financial performance and operating results; and

•

utilize discretion when evaluating fiscal year-end annual operating results and determining whether or not short-term and/or long-term incentive cash and equity awards for the fiscal year were earned in accordance with the metrics that were used in setting performance goals for the fiscal year.

Grants of Plan-Based Awards (2012)

The following table presents information on equity awards granted to our named executive officers during fiscal year 2012.

Name	Grant Date	All Other Stock Awards: Number of Shares of Stock or Units (#)(1)	All Other Option Awards: Number of Securities Underlying Options (#)(1)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards (2)
Raouf Y. Halim	1/31/2012	259,200	—	—	$1,661,472
	2/10/2012	—	108,216	$6.28	280,279
Stephen N. Ananias	11/4/2011	100,000	—	—	607,000
	1/31/2012	62,400	—	—	399,984
	2/10/2012	—	40,000	6.28	100,000
	2/10/2012	—	26,052	6.28	67,475
Gerald J. Hamilton	1/31/2012	47,200	—	—	302,552
	2/10/2012	—	19,706	6.28	51,039
Najabat H. Bajwa	1/31/2012	49,600	—	—	317,936
	2/10/2012	—	20,708	6.28	53,634
Allison K. Musetich	1/31/2012	34,400	—	—	220,504
	2/10/2012	5,000	—	—	31,400
	2/10/2012	—	14,362	6.28	37,198
Kristen M. Schmidt	1/31/2012	20,000	—	—	128,200
	2/10/2012	3,000	—	—	18,840
	2/10/2012	—	12,525	6.28	32,440

(1)	The material terms of these awards are discussed above under the caption “Executive Officer and Director Compensation — Compensation Discussion and Analysis — Elements of Compensation — Long-Term Incentive Equity Awards.”
(2)	These amounts reflect the grant date fair value calculated in accordance with ASC 718 on the basis of the fair market value of the underlying awards on the respective grant dates and without any adjustment for estimated forfeitures. Assumptions used in the calculation of these amounts are included in Note 12, “Stock-Based Compensation,” to our audited financial statements for the fiscal year ended September 28, 2012, included in our annual report on Form 10-K filed with the SEC on December 12, 2012.

Outstanding Equity Awards at Fiscal Year-End (2012)

The following table summarizes the equity awards we have made to our named executive officers which were outstanding as of the end of fiscal year 2012.

Name	Grant Date		Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($) (1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(2)
Raouf Y. Halim	1/28/2005		36,000	—	$11.40	1/28/2013	—	—	—	—
	2/2/2007		50,000	—	10.95	2/2/2015	—	—	—	—
	7/24/2008		103,125	—	3.87	7/24/2016	—	—	—	—
	4/30/2009		79,990	—	2.12	4/30/2017	—	—	—	—
	11/20/2009		55,000	5,000	4.36	11/20/2017	—	—	—	—
	11/5/2010		18,332	11,668	6.40	11/5/2018	—	—	—	—
	4/28/2011		37,497	52,503	8.73	4/28/2019	—	—	—	—
	2/10/2012		—	108,216	6.28	2/10/2020	—	—	—	—
	4/30/2009		—	—	—	—	9,375	$32,438	—	—
	3/10/2010	(A)	—	—	—	—	25,000	86,500	—	—
	3/10/2010	(B)	—	—	—	—	—	—	150,000	$1,731,000
	11/5/2010		—	—	—	—	6,251	21,628	—	—
	4/6/2011		—	—	—	—	78,755	272,492	—	—
	7/19/2011		—	—	—	—	150,000	519,000	—	—
	1/31/2012		—	—	—	—	259,200	896,832	—	—
Stephen N. Ananias	2/10/2012		6,666	33,334	6.28	2/10/2020	—	—	—	—
	2/10/2012		—	26,052	6.28	2/10/2020	—	—	—	—
	11/4/2011		—	—	—	—	75,000	259,500	—	—
	1/31/2012		—	—	—	—	62,400	215,904	—	—
Gerald J. Hamilton	1/28/2005		4,860	—	11.40	1/28/2013	—	—	—	—
	8/4/2006		5,000	—	7.45	8/4/2014	—	—	—	—
	2/2/2007		12,500	—	10.95	2/2/2015	—	—	—	—
	4/30/2009		25,002	—	2.12	4/30/2017	—	—	—	—
	11/20/2009		22,916	2,084	4.36	11/20/2017	—	—	—	—
	11/5/2010		7,638	4,862	6.40	11/5/2018	—	—	—	—
	4/28/2011		6,249	8,751	8.73	4/28/2019	—	—	—	—
	2/10/2012		—	19,706	6.28	2/10/2020	—	—	—	—
	4/30/2009		—	—	—	—	1,875	6,488	—	—
	3/10/2010	(A)	—	—	—	—	1,667	5,768	—	—
	3/10/2010	(B)	—	—	—	—	—	—	10,000	115,400
	11/5/2010		—	—	—	—	2,605	9,013	—	—
	4/6/2011		—	—	—	—	18,669	64,595	—	—
	7/19/2011		—	—	—	—	37,500	129,750	—	—
	1/31/2012		—	—	—	—	47,200	163,312	—	—
Najabat H. Bajwa	11/15/2007		2,000	—	7.00	11/15/2015	—	—	—	—
	8/14/2008		2,500	—	3.96	8/14/2016	—	—	—	—
	4/30/2009		2,084	—	2.12	4/30/2017	—	—	—	—
	5/15/2009		172	—	1.70	1/28/2013	—	—	—	—
	5/15/2009		434	—	1.70	2/2/2015	—	—	—	—
	11/20/2009		12,500	2,084	4.36	11/20/2017	—	—	—	—
	11/5/2010		7,638	4,862	6.40	11/5/2018	—	—	—	—
	4/28/2011		8,749	12,251	8.73	4/28/2019	—	—	—	—
	2/10/2012		—	20,708	6.28	2/10/2020	—	—	—	—
	11/5/2010		—	—	—	—	2,605	9,013	—	—
	4/6/2011		—	—	—	—	32,086	111,018	—	—
	7/19/2011		—	—	—	—	25,000	86,500	—	—
	1/31/2012		—	—	—	—	49,600	171,616	—	—
Allison K. Musetich	6/25/2010		15,000	15,000	8.28	6/25/2018	—	—	—	—
	11/5/2010		2,035	1,298	6.40	11/5/2018	—	—	—	—
	4/28/2011		4,999	7,001	8.73	4/28/2019	—	—	—	—
	2/10/2012		—	14,362	6.28	2/10/2020	—	—	—	—
	6/25/2010		—	—	—	—	7,500	25,950	—	—
	11/5/2010		—	—	—	—	696	2,408	—	—
	4/6/2011		—	—	—	—	22,169	76,705	—	—
	7/19/2011		—	—	—	—	20,000	69,200	—	—
	1/31/2012		—	—	—	—	34,400	119,024	—	—
	2/10/2012		—	—	—	—	2,500	8,650	—	—
Kristen M. Schmidt	4/30/2009		1,251	—	2.12	4/30/2017	—	—	—	—
	5/15/2009		142	—	1.70	1/28/2013	—	—	—	—
	5/15/2009		2,857	—	1.70	12/23/2013	—	—	—	—
	5/15/2009		187	—	1.70	2/2/2015	—	—	—	—
	11/25/2009		1,375	125	4.37	11/25/2017	—	—	—	—
	11/8/2010		3,054	1,946	6.68	11/8/2018	—	—	—	—
	2/10/2012		—	12,525	6.28	2/10/2020	—	—	—	—
	5/4/2011		—	—	—	—	8,751	30,278	—	—
	7/19/2011		—	—	—	—	20,000	69,200	—	—
	1/31/2012		—	—	—	—	20,000	69,200	—	—
	2/10/2012		—	—	—	—	1,500	5,190	—	—

(1)	The market value noted in this column was determined by multiplying the number of unvested shares by $3.46, the closing price of our common stock on the last business day of fiscal year 2012.

(2)	The market value noted in this column was determined by multiplying the number of unvested shares by the price of our common stock, which triggers vesting for such shares.

Stock Option Award Vesting Schedule

The vesting schedule for stock option awards is set forth below.

Grant Date	Vesting
8/4/2006 11/15/2007 8/14/2008 6/25/2010	Options vested as to 25% of the underlying award on each anniversary of the grant date for four years.

1/28/2005	Options vested as to 50% of the underlying award on the six month anniversary of the grant date and as to 50% of the underlying award on the one year anniversary of the grant date.

2/2/2007	Options vested as to 12.5% of the underlying award on the fifteen month anniversary of the grant date and as to 12.5% of the underlying award each three months for two years thereafter.

7/24/2008	Options vested as to 25% of the underlying award on the first anniversary of the grant date and as to 2.083% of the underlying award each month for three years thereafter.

4/30/2009 4/28/2011 2/10/2012	Options vested or will vest as to 33% of the underlying award on the first anniversary of the grant date and as to 8.33% of the underlying award each three months for two years thereafter.

5/15/2009	For Ms. Schmidt, these options were granted in exchange for earlier grants of 500 options awarded on January 28, 2005, 10,000 options awarded on December 23, 2005 and 375 options awarded on February 2, 2007. For Mr. Bajwa, these options were granted in exchange for earlier grants of 1,800 options awarded on January 28, 2005 and 2,600 options awarded on February 2, 2007. The options vested as to 33% of the underlying awards on the first anniversary of the new grant date and continued to vest as to 33% of the underlying awards each year for two years thereafter.

11/20/2009 11/25/2009	Options vested as to 8.33% of the underlying award on the three month anniversary of the grant date and as to 8.33% of the underlying award each three months thereafter.

11/5/2010 11/8/2010	Options vested as to 33% of the underlying award on the one year anniversary of the grant date and will continue to vest as to 2.75% of the underlying award each month for two years thereafter.

Restricted Stock Award Vesting Schedule

The vesting schedule for restricted stock awards is set forth below.

Grant Date	Vesting
4/30/2009	The shares of restricted stock vested as to 25% of the underlying award on May 6, 2010 and will continue to vest as to 6.25% of the underlying award each three months for three years thereafter.

3/10/2010(A) 11/4/2011	The shares of restricted stock vested or will vest as to 8.33% of the underlying award on the three month anniversary of the grant date and as to 8.33% of the underlying award each three months thereafter.

3/10/2010(B)	The unrestricted performance stock awards begin to vest on the date when the average of the closing price of our common stock reaches certain minimum amounts over a consecutive 20-day trading period. The vesting trigger price for 50% of each named executive officer’s award is $10.49 and the vesting trigger price for the remaining 50% of each named executive officer’s award is $12.59, which represents a 25% and 50% increase in the price of our common stock as of the grant date, respectively. On the date the awards begin to vest, 8.33% of the shares of common stock underlying the awards will vest for each completed three month period from the grant date to the date the awards begin to vest. An additional 8.33% of the shares of common stock underlying the awards will vest on each three month anniversary date of the date the awards begin to vest.

6/25/2010	The shares of restricted stock vested as to 25% of the underlying award on August 1, 2011 and will continue to vest as to 6.25% of the underlying award each three months for three years thereafter.

11/5/2010 1/31/2012	The shares of restricted stock vested or will vest as to 33% of the underlying award on the one year anniversary of the grant date and will continue to vest as to 8.33% of the underlying award each three months for two years thereafter.

11/8/2010	The shares of restricted stock vested as to 25% of the underlying award on February 5, 2011 and as to 25% of the underlying award each three months thereafter.

4/6/2011 5/4/2011	The shares of restricted stock vested as to 33% of the underlying award on April 30, 2012 and will continue to vest as to 8.33% of the underlying award each three months for two years thereafter.

7/19/2011	The shares of restricted stock vested as to 12.5% of the underlying award on October 31, 2011 and will continue to vest as to 12.5% of the underlying award each three months thereafter.

2/10/2012	The shares of restricted stock vested as to 25% of the underlying award on April 30, 2012 and will continue to vest as to 25% of the underlying award each three months thereafter.

Option Exercises and Stock Vested (2012)

The following table sets forth information regarding option exercises and the vesting of restricted stock awards for each of our named executive officers during fiscal year 2012.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
Raouf Y. Halim	100,010	$444,305	277,494	$1,298,300
Stephen N. Ananias..	—	—	25,000	117,498
Gerald J. Hamilton	—	—	60,309	287,481
Najabat H. Bajwa	9,462	37,175	53,059	251,803
Allison K. Musetich	—	—	43,052	200,228
Kristen M. Schmidt	—	—	28,062	132,097

(1)	We computed the dollar amount realized upon exercise by multiplying the number of shares by the difference between the market price of the underlying securities at exercise and the exercise price of the options.
(2)	We computed the dollar amount realized upon vesting by multiplying the number of shares by the market price of the underlying securities on the vesting date.

Potential Payments upon Termination or Change-in-Control (2012)

Under the terms of our standard change of control agreement and 2003 long-term incentives plan, our named executive officers may be entitled to certain payments upon termination of their employment. The following description of the agreement and plan is qualified by reference to the complete text of the agreement and plan, which have been filed with the SEC.

The following table sets forth estimated payments that would be made to each of our named executive officers upon termination of employment under various circumstances, including: (i) death; (ii) in connection with a change of control; and (iii) for any other reason. The information set forth in the table assumes:

•	the termination event occurred on the last day of fiscal year 2012;

•	all payments are made in a lump sum on the date of termination; and

•	we are current on all obligations owed to the executive through the date of termination (including salary and bonus, but excluding accrued vacation).

The actual amounts to be paid can only be determined at the time of the executive’s termination of employment and may differ materially from the amounts set forth in the table below. The amounts set forth in the table below do not reflect the withholding of applicable state and federal taxes. Following the table is a description of the plan and agreement that affect potential payments upon death, termination or change of control.

Name	Death	Qualified Termination in Connection with a Change of Control	Termination for Any Other Reason
Raouf Y. Halim
Accrued Vacation(1)	$51,406	$51,406	$51,406
2003 Long-Term Incentives Plan	2,455,077	—	—
Change of Control Agreement
Multiplied Salary(2)	—	1,762,500	—
Multiplied Annual Bonus(3)	—	1,762,500	—
Welfare Benefits(4)	—	35,322	—
Outplacement Services(5)	—	12,000	—
Acceleration of Equity Awards(6)	—	2,455,077	—
Gross-up Payment	—	2,606,059	—

Total	$2,506,483	$8,684,864	$51,406

Stephen N. Ananias
Accrued Vacation(1)	—	—	—
2003 Long-Term Incentives Plan	$475,404	—	—
Change of Control Agreement
Multiplied Salary(2)	—	$570,000	—
Multiplied Annual Bonus(3)	—	342,000	—
Welfare Benefits(4)	—	34,440	—
Outplacement Services(5)	—	12,000	—
Acceleration of Equity Awards(6)	—	475,404	—

Total	$475,404	$1,433,844	—

Gerald J. Hamilton
Accrued Vacation(1)	$23,417	$23,417	$23,417
2003 Long-Term Incentives Plan	447,028	—	—
Change of Control Agreement
Multiplied Salary(2)	—	570,000	—
Multiplied Annual Bonus(3)	—	313,500	—
Welfare Benefits(4)	—	34,440	—
Outplacement Services(5)	—	12,000	—
Acceleration of Equity Awards(6)	—	447,028	—
Gross-up Payment	—	—	—

Total	$470,445	$1,400,385	$23,417

Name	Death	Qualified Termination in Connection with a Change of Control	Termination for Any Other Reason
Najabat H. Bajwa
Accrued Vacation(1)	$31,113	$31,113	$31,113
2003 Long-Term Incentives Plan	382,006	—	—
Change of Control Agreement
Multiplied Salary(2)	—	600,000	—
Multiplied Annual Bonus(3)	—	330,000	—
Welfare Benefits(4)	—	34,486	—
Outplacement Services(5)	—	12,000	—
Acceleration of Equity Awards(6)	—	382,006	—
Gross-up Payment	—	539,520	—

Total	$413,119	$1,929,125	$31,113

Allison K. Musetich
Accrued Vacation(1)	$18,339	$18,339	$18,339
2003 Long-Term Incentives Plan	301,937	—	—
Change of Control Agreement
Multiplied Salary(2)	—	500,000	—
Multiplied Annual Bonus(3)	—	225,000	—
Welfare Benefits(4)	—	34,334	—
Outplacement Services(5)	—	12,000	—
Acceleration of Equity Awards(6)	—	301,937	—

Total	$320,276	$1,091,610	$18,339

Kristen M. Schmidt
Accrued Vacation(1)	$16,327	$16,327	$16,327
2003 Long-Term Incentives Plan	181,152	—	—
Change of Control Agreement
Multiplied Salary(2)	—	400,000	—
Multiplied Annual Bonus(3)	—	120,000	—
Welfare Benefits(4)	—	32,806	—
Outplacement Services(5)	—	12,000	—
Acceleration of Equity Awards(6)	—	181,152	—

Total	$197,479	$762,285	$16,327

(1)	Our named executive officers are entitled to payments for their accrued vacation time regardless of the reason for the termination of their employment. The amounts of these payments vary with respect to each individual officer.

(2)	The multiple used for the salary figure for Mr. Halim as our chief executive officer is three. The multiple used for all other named executive officers is two. The salary figure is based on the named executive officer’s base annual salary as of the end of fiscal year 2012.

(3)	The multiple used for the annual bonus figure for Mr. Halim as our chief executive officer is three. The multiple used for all other named executive officers is two. The annual bonus amount used is based on individual target incentive amounts for each named executive officer as established by the compensation committee for fiscal year 2012.

(4)	Welfare benefits include the following benefits (based on annual value):

Name	Medical	Dental	Vision	Basic Life and AD&D	Long-Term Disability
Mr. Halim	$14,837	$1,574	$153	$872	$225
Mr. Ananias	14,837	1,574	153	431	225
Mr. Hamilton	14,837	1,574	153	431	225
Mr. Bajwa	14,837	1,574	153	454	225
Ms. Musetich	14,837	1,574	153	378	225
Ms. Schmidt	14,149	1,574	153	302	225

(5)	The value of outplacement services is estimated based on industry standards.

(6)	The value of accelerated option awards is calculated by multiplying the number of outstanding but unvested options by the difference between the exercise price of the option and $3.46, the closing price of our common stock on the last business day of fiscal year 2012. The value of accelerated restricted stock awards is calculated by multiplying the number of outstanding but unvested shares of restricted stock by $3.46, the closing price of our common stock on the last business day of fiscal year 2012.

Plan and Agreement Affecting Potential Payments upon Termination or Change-in-Control

2003 Long-Term Incentives Plan

Under the terms of our 2003 long-term incentives plan, the estate or beneficiaries of a deceased employee are entitled to exercise all outstanding options for up to three years following the employee’s death. The estate or beneficiaries may exercise these options regardless of whether the options had vested prior to the employee’s death. The table accounts for this benefit by multiplying the number of outstanding but unvested options by the difference between the exercise price of the option and $3.46, the closing price of our common stock on the last business day of fiscal year 2012. Any unvested shares of restricted stock held by a deceased employee are deemed to have been earned upon death. The table accounts for this benefit by multiplying the number of outstanding but unvested shares of restricted stock by $3.46, the closing price of our common stock on the last business day of fiscal year 2012. No other financial benefit from restricted stock awards is derived upon termination of employment for reasons other than death. An employee terminated for cause forfeits all options. An employee terminated for reasons other than cause or death may exercise only the options vested and exercisable as of the termination date for a period of three months following termination.

The acceleration of outstanding but unvested equity awards in the event of a change of control is discussed above under the caption “Executive Officer and Director Compensation — Compensation Discussion and Analysis — Other Compensation Policies — Change of Control Agreements.”

Change of Control Agreement

Each of our named executive officers has entered into our standard change of control agreement, which provides under certain circumstances for payments upon termination of employment in connection with a change of control of our company. Additional information regarding the change of control agreements is discussed above under the caption “Executive Officer and Director Compensation — Compensation Discussion and Analysis — Other Compensation Policies — Change of Control Agreements.”

Director Compensation (2012)

The following table sets forth the compensation earned for services performed for us as a director by each member of the board, other than any director who is also a named executive officer, during fiscal year 2012.

Name(1)	Fees Earned or Paid in Cash ($)(2)	Stock Awards ($)(3)	Option Awards ($)(4)	Total ($)
Dwight W. Decker	$105,000	$32,050	$13,150	$150,200
Robert J. Conrad	60,000	32,050	13,150	105,200
Michael T. Hayashi	78,750	32,050	13,150	123,950
Ming Louie	68,750	32,050	13,150	113,950
Thomas A. Madden	81,250	32,050	13,150	126,450
Jerre L. Stead	70,000	32,050	13,150	115,200

(1)	Mr. Halim serves as a member of the board and also as our chief executive officer. Mr. Halim did not receive any compensation for serving as a member of the board, but is compensated for serving as our chief executive officer.

(2)	Represents the amount of cash compensation earned during fiscal year 2012 for service on the board and committees of the board, as applicable. For more information on how the directors were compensated, please see the explanation set forth below.

(3)	These amounts reflect the grant date fair value calculated in accordance with ASC 718 on the basis of the fair market value of the underlying awards on the respective grant dates and without any adjustment for estimated forfeitures. Assumptions used in the calculation of these amounts are included in Note 12, “Stock-Based Compensation,” to our audited financial statements for the fiscal year ended September 28, 2012, included in our annual report on Form 10-K filed with the SEC on December 12, 2012. On January 31, 2012, we awarded each of our non-employee directors 5,000 restricted stock units. These awards were granted pursuant to our directors stock plan.

As of the end of fiscal year 2012, each of the following directors held awards of restricted stock units in the aggregate amounts set forth in the table below, subject to the terms of their award agreements:

Name	Aggregate Number of Restricted Stock Units (#)

Dwight W. Decker	19,000
Robert J. Conrad	10,000
Michael T. Hayashi	19,000
Ming Louie	19,000
Thomas A. Madden	19,000
Jerre L. Stead	19,000

As of the end of fiscal year 2012, each of the following directors held awards of restricted stock in the aggregate amounts set forth in the table below, subject to the terms of their award agreements:

Name	Aggregate Number of Shares of Restricted Stock (#)

Dwight W. Decker	5,000
Robert J. Conrad	—
Michael T. Hayashi	5,000
Ming Louie	5,000
Thomas A. Madden	5,000
Jerre L. Stead	5,000

(4)	These amounts reflect the grant date fair value calculated in accordance with ASC 718 on the basis of the fair market value of the underlying awards on the respective grant dates and without any adjustment for estimated forfeitures. Assumptions used in the calculation of these amounts are included in Note 12, “Stock-Based Compensation,” to our audited financial statements for the fiscal year ended September 28, 2012, included in our annual report on Form 10-K filed with the SEC on December 12, 2012. On January 31, 2012, we awarded each of our non-employee directors options to acquire 5,000 shares of our common stock pursuant to our directors stock plan.

As of the end of fiscal year 2012, each of the following directors held awards of stock options to purchase shares of our common stock in the aggregate amounts set forth in the table below, subject to the terms of their award agreements:

Name	Aggregate Number of Stock Options (#)
Dwight W. Decker	59,466
Robert J. Conrad	18,000
Michael T. Hayashi	38,000
Ming Louie	46,000
Thomas A. Madden	46,000
Jerre L. Stead	53,149

How are directors compensated?

For board participation during fiscal year 2012, we paid each of our non-employee directors an annual base compensation of $30,000 and we paid our non-employee chairman of the board an additional $50,000 for his services as chairman. During fiscal year 2012, each non-employee director also received committee participation compensation equal to $5,000 annually for service on the compensation committee ($15,000 if serving as chairman of such committee), $5,000 annually for service on the governance committee ($10,000 if serving as chairman of such committee) and $7,500 annually for service on the audit committee ($20,000 if serving as chairman of such committee). Each non-employee director received $1,250 per meeting for each board and committee meeting attended in person or by telephone. Directors who are our employees are not paid any additional compensation for their service on the board.

The board may, from time to time, appoint additional standing or ad hoc committees, and may compensate directors who serve on them differently than we currently compensate members of our standing committees. We reimburse each of our directors for reasonable out-of-pocket expenses that they incur in connection with their service on the board.

Our non-employee directors are eligible to participate in our directors stock plan, which is administered by the compensation committee under authority delegated by the board. The directors stock plan provides that upon initial election to the board, each non-employee director is granted an option to purchase 8,000 shares of our common stock at an exercise price per share equal to its fair market value on the date of grant. The options become exercisable in four equal installments on each of the first, second, third and fourth anniversaries of the date the options are granted. In addition, each non-employee director is granted an option to purchase 5,000 shares of our common stock following each annual meeting of stockholders.

Our directors stock plan also provides that, following each annual meeting of stockholders, each non-employee director is granted restricted stock units in an amount equal to the lesser of: (i) 5,000 restricted stock units; or (ii) the number of restricted stock units (rounded to nearest whole unit) equal to $45,000 divided by the closing price of our common stock on the date of grant. One share of our common stock is issuable upon settlement for each restricted stock unit awarded. Other than the right to receive dividends, the recipients of restricted stock units will not have the rights of a stockholder, such as the right to vote, until the restricted stock units are settled by the issuance of shares of our common stock. The restricted stock units will not be settled for shares of our common stock until ten days after: (i) the recipient retires from the board after attaining age 55 and completing at least five years of service as a director; or (ii) the recipient resigns from the board or ceases to be a director by reason of antitrust laws, compliance with our conflict of interest policies, death, disability or other circumstances, and the board has not determined (prior to the expiration of such ten day period) that such resignation or cessation of service as a director is adverse to the best interests of our company. In addition to the annual equity grants, each director has the option to receive all or a portion of cash compensation due in the form of shares of our common stock or restricted stock units valued at the closing price of our common stock on the date each payment would otherwise be made.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information as of the end of fiscal year 2012 about shares of our common stock that may be issued upon the exercise of options, warrants and rights granted under all of our existing equity compensation plans, including our 2003 long-term incentives plan, 2003 stock option plan and directors stock plan.

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)
2003 long-term incentives plan(1)	2,013,978	$6.00	214,264
2003 stock option plan	22,760	5.22	—
Directors stock plan(2)	369,000	12.00	24,371
Equity compensation plans not approved by stockholders(3)	130,000	6.85	185,400

Total(4)	2,535,738	6.71	424,035

(1)	As of the end of fiscal year 2012, under our 2003 long-term incentives plan, there were awards of: (i) 1,886,387 shares of restricted stock outstanding; and (ii) 160,000 shares of unrestricted performance stock outstanding. The weighted average exercise price set forth above excludes 56,250 restricted stock units, which are exercisable for no consideration.

(2)	As of the end of fiscal year 2012, under our directors stock plan, there were awards of 25,000 shares of restricted stock outstanding. The weighted-average exercise price set forth above excludes 105,000 restricted stock units, which are exercisable for no consideration.

(3)	The securities set forth above relate to inducement grants made pursuant to NASDAQ Listing Rule 5635(c)(4) to Mr. Ananias, Ms. Musetich and three non-executive officers. Mr. Ananias’ inducement grant consists of 40,000 stock options, which vest as to 8.33% every three months of the underlying award each three months from the grant date (February 10, 2012) for three years, and which have an exercise price of $6.28 per share. Ms. Musetich’s inducement grant consists of 30,000 stock options, which vest as to 25% of the underlying award on each of the first four anniversaries of the grant date (June 25, 2010), and which have an exercise price of $8.28 per share. The inducement grants made to the three non-executive officers consist of a total of 60,000 stock options.

As of the end of fiscal year 2012, under equity compensation plans not approved by stockholders, there were awards of 387,725 shares of restricted stock outstanding, including 75,000 shares of restricted stock outstanding for Mr. Ananias, 7,500 shares of restricted stock outstanding for Ms. Musetich and 305,225 shares of restricted stock outstanding held by non-executive officers.

(4)	As of the end of fiscal year 2012, under all plans combined, there were awards of: (i) 2,299,112 shares of restricted stock outstanding; and (ii) 160,000 shares of unrestricted performance stock outstanding. The weighted-average exercise price set forth above excludes 161,250 restricted stock units, which are exercisable for no consideration.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Change of Control Agreements

We have entered into change of control agreements with each of our current executive officers. The change of control agreements provide for certain payments upon a qualified termination in connection with a change of control. Additional information regarding the change of control agreements is discussed above under the caption “Executive Officer and Director Compensation — Compensation Discussion and Analysis — Other Compensation Policies — Change of Control Agreements.”

Indemnification Agreements

We have entered into indemnification agreements with each of our directors and executive officers so that they will be free from undue concern about personal liability in connection with their service to our company. Each indemnification agreement and our bylaws provide that we will indemnify the director or executive officer, to the fullest extent permitted by Delaware law, against any and all expenses and liabilities reasonably incurred or suffered by such person in connection with a proceeding.

Spin-off from Conexant

Warrant

In June 2003, Conexant completed the distribution to Conexant stockholders of all outstanding shares of our common stock. In connection with the spin-off, we issued to Conexant a warrant to purchase 6 million shares of our common stock at a price of $17.04 per share, exercisable for a period beginning one year and ending 10 years after the spin-off. Pursuant to a registration rights agreement between us and Conexant, we have registered with the SEC the sale or resale of the warrants and the underlying shares of our common stock. In conjunction with the convertible note offering we completed in the third quarter of fiscal year 2012 and in accordance with the anti-dilution provisions of the warrant, the warrant was adjusted to represent the right to purchase approximately 6.3 million shares of our common stock at a price of $16.25 per share.

Other Agreements

In connection with the spin-off, we entered into the following agreements with Conexant: (i) sublease agreement; (ii) transition services agreement relating to services to be provided by Conexant to us and by us to Conexant following the spin-off; (iii) patent license agreement relating to the allocation of certain rights relating to certain patents distributed to us in connection with the spin-off; (iv) distribution agreement regarding the transfer from Conexant to us of the assets and liabilities of Conexant’s Internet infrastructure business; (v) tax allocation agreement regarding the allocation of liabilities and obligations with respect to taxes; and (vi) employee matters agreement regarding employee benefit plans and compensation arrangements. During fiscal year 2012, no payments were made pursuant to these agreements.

Review, Approval or Ratification of Transactions with Related Persons

Pursuant to the audit committee charter, which can be found at www.mindspeed.com, the audit committee is responsible for the review and approval of related person transactions, unless the transaction is approved by another independent body of the board. A related person is a director, executive officer, nominee for director or certain stockholders of our company since the beginning of the last fiscal year and their respective immediate family members. A related person transaction is a transaction involving: (i) our company and any related person when the amount involved exceeds the lesser of (A) $120,000 and (B) 1% of the average of our total assets at year end for the last two completed fiscal years; and (ii) the related person has a material direct or indirect interest. For fiscal years 2011 and 2012, the average of 1% of our total assets at fiscal year end was approximately $1,538,535. In determining whether to approve a proposed related party transaction, the audit committee generally considers whether the proposed transaction is fair and in the best interests of our company, based on a review of the relevant facts and circumstances, including, without limitation: (i) whether the proposed transaction is on terms no less favorable to our company than terms that could have been reached with an unrelated third party; (ii) the purpose, and the potential benefits to our company, of the transaction; (iii) the related person’s interest in the proposed transaction; and (iv) the approximate dollar value involved in the proposed transaction.

We identify transactions for review and approval through our code of business conduct and ethics, which can be found at www.mindspeed.com. This code requires our employees to disclose any potential or actual conflicts of interest to our legal department or our human resources department. Directors must disclose potential or actual conflicts of interests to the chairman of the board, audit committee or compensation committee. This disclosure also applies to potential conflicts involving immediate family members of our employees and directors. Each year, we require our directors and executive officers to complete a questionnaire intended to identify any transactions or potential transactions that must be reported according to SEC rules and regulations. This questionnaire also requires our directors and executive officers to promptly notify us of any changes during the course of the year.

Notwithstanding anything to the contrary set forth in any of our filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings, including this proxy statement, in whole or in part, the Compensation Committee Report and the Audit Committee Report which follow do not constitute soliciting material and shall not be deemed filed or incorporated by reference into any such filings, except to the extent that we specifically incorporate any such information into any such future filings.

COMPENSATION COMMITTEE REPORT

The compensation committee has reviewed and discussed the Compensation Discussion and Analysis with management and has recommended to the board of directors that it be included in the annual report on Form 10-K for the fiscal year ended September 28, 2012 and in the proxy statement.

Compensation and Management Development Committee

Jerre L. Stead, Chairman

Robert J. Conrad

Michael T. Hayashi

AUDIT COMMITTEE REPORT

The audit committee has furnished the following report on audit committee matters:

The audit committee assists the board in overseeing the accounting and financial reporting processes of the company and the audits of the financial statements of the company. The audit committee operates in accordance with a written charter which was adopted by the board; a copy of which is available on the company’s website at www.mindspeed.com. Management is responsible for the preparation, presentation and integrity of the company’s financial statements. Management is also responsible for establishing and maintaining adequate internal control over financial reporting and evaluating the effectiveness of the company’s internal control over financial reporting. The independent registered public accounting firm, Deloitte & Touche LLP, is responsible for performing an independent audit of the company’s financial statements and expressing an opinion on the conformity of those financial statements with accounting principles generally accepted in the United States.

In this context, we met and held discussions throughout the year with management and Deloitte & Touche regarding the company’s financial statements, including a meeting to review and discuss the company’s audited financial statements. Management and Deloitte & Touche represented to us that the company’s 2012 financial statements present fairly, in all material respects, the company’s financial position and its results of operations and cash flows in conformity with accounting principles generally accepted in the United States of America. We also discussed with Deloitte & Touche matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees), as amended (AICPA, Professional Standards, Vol. 1, AU Section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

We have received the written disclosures and the letter from Deloitte & Touche required by applicable requirements of the Public Company Accounting Oversight Board regarding Deloitte & Touche’s communications with the audit committee concerning independence, and have discussed with Deloitte & Touche its independence.

We discussed with the company’s internal auditors and Deloitte & Touche the overall scope and plans for their respective audits. We met with the internal auditors and Deloitte & Touche to discuss the results of their examinations, the evaluations of the company’s internal controls, disclosure controls and procedures and the overall quality and integrity of the company’s financial reporting.

Based on the reviews and discussions referred to above, we have recommended to the board that the audited financial statements be included in the company’s annual report on Form 10-K for the fiscal year ended September 28, 2012 for filing with the SEC, and retained Deloitte & Touche as the independent registered public accounting firm for the fiscal year ending September 27, 2013.

Audit Committee

Thomas A. Madden, Chairman

Michael T. Hayashi

Ming Louie

PRINCIPAL ACCOUNTING FEES AND SERVICES

The table below sets forth the aggregate fees billed by Deloitte & Touche LLP for professional services for fiscal year 2012 and fiscal year 2011.

Type of Fees	2012	2011
Audit fees(1)	$652,293	$582,240
Audit-related fees(2)	1,040,421	—
Tax fees(3)	278,571	14,664
All other fees	—	—

Total	$1,971,285	$596,904

(1)	Audit fees consisted of fees for professional services rendered for the audit of our annual financial statements, review of our quarterly financial statements, services normally provided in connection with statutory and regulatory filings and audit of our internal control over financial reporting and attestation of management’s report on the effectiveness of internal control over financial reporting.

(2)	Audit-related fees consisted of accounting advisory services related to the issuance of a comfort letter in connection with our company’s convertible note offering and audits in connection with the acquisition of picoChip Inc. and its wholly-owned subsidiaries.

(3)	Tax fees consisted of fees for professional services rendered for tax compliance, tax advice and tax planning.

Audit Committee Pre-Approval of Audit and Non-Audit Services

The audit committee’s audit and non-audit services pre-approval policy provides for pre-approval of audit, audit-related, tax and all other services specifically described by the audit committee and that individual engagements anticipated to exceed pre-established thresholds must be separately approved. The policy delegates to the chairman of the audit committee the authority to pre-approve non-audit services permitted by the Sarbanes-Oxley Act of 2002 up to a maximum for any one non-audit service of $75,000, provided that the chairman will report any decisions to pre-approve such non-audit services to the full audit committee at its next regular meeting. All audit-related fees for fiscal year 2012 and all tax fees for fiscal years 2012 and 2011 were pre-approved. There were no audit-related fees for fiscal year 2011 or other fees for fiscal years 2012 and 2011.

OTHER MATTERS

Section 16(a) Beneficial Ownership Reporting Compliance

Did all directors, executive officers and beneficial owners of more than ten percent of our common stock comply with Section 16(a) reporting requirements?

Based solely upon a review of filings with the SEC and written representations that no other reports were required, we believe that each of our directors and executive officers complied during fiscal year 2012 with the reporting requirements of Section 16(a) of the Securities Exchange Act of 1934, as amended. Based solely upon a review of filings with the SEC, we believe that each beneficial owner of more than 10% of our common stock complied during fiscal year 2012 with the reporting requirements of Section 16(a) of the Securities Exchange Act of 1934, as amended. No beneficial owner of more than 10% of our common stock filed a Form 5 with respect to fiscal year 2012.

Stockholder Proposals

How may stockholders make proposals or director nominations for the 2014 annual meeting?

Stockholders interested in submitting a proposal for inclusion in the proxy statement for the 2014 annual meeting may do so by submitting the proposal in writing to Mindspeed Technologies, Inc., 4000 MacArthur Boulevard, East Tower, Newport Beach, California 92660, Attention: Secretary. To be eligible for inclusion in our proxy statement, stockholder proposals must be received no later than September 5, 2013 and must comply with all applicable SEC requirements. The submission of a stockholder proposal does not guarantee that it will be included in the proxy statement.

Our bylaws also establish an advance notice procedure with regard to nominations of persons for election to the board and stockholder proposals to be brought before an annual meeting. Stockholder proposals and nominations may not be brought before the 2014 annual meeting unless, among other things, the stockholder’s submission contains certain information concerning the proposal or the nominee, as the case may be, and other information specified in our bylaws, and the stockholder’s submission is received by us no earlier than the close of business on October 15, 2013, and no later than November 14, 2013. However, if the date of our 2014 annual meeting is more than 30 days before or more than 60 days after the anniversary of our 2013 annual meeting, this information must be delivered not earlier than the close of business on the 120th day prior to the 2014 annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which we first publicly announce the date of the 2014 annual meeting. Proposals or nominations not meeting these requirements will not be entertained at the 2014 annual meeting. Any nomination should be accompanied by a written statement from the individual of his or her consent to be named as a candidate and, if nominated and elected, to serve as a director. Stockholders recommending candidates for consideration by the governance committee must also provide the candidate’s name, age, biographical data, qualifications and a description of any arrangement or understanding between such candidate and any other person pursuant to which such candidate was selected as a nominee. A copy of the full text of our bylaw provisions regarding the foregoing may be obtained on our website at www.mindspeed.com or by writing to our secretary at the address above.

Proxy Solicitation Costs and Potential Savings

Who pays for the proxy solicitation costs?

We will bear the entire cost of proxy solicitation, including preparation, assembly, printing and mailing of this proxy statement, the proxy card and any additional materials furnished to stockholders. Copies of proxy solicitation material will be furnished to brokerage houses, fiduciaries and custodians holding shares in their names, which are beneficially owned by others to forward to such beneficial owners. In addition, we may reimburse such persons for their cost of forwarding the solicitation material to such beneficial owners. One or more of telephone, email, facsimile or personal solicitation by our directors, officers or regular employees may supplement solicitation of proxies by mail. No additional compensation will be paid for such services. We have retained Innisfree M&A Incorporated to aid in the solicitation of proxies from certain brokers, bank nominees and other institutional owners. Our costs for such services are not expected to be material.

What is “householding” of proxy materials and can it save the company money?

The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for stockholders and cost savings for companies. We and some brokers household proxy materials, delivering a single proxy statement to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker or us that they or we will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement, or if you are receiving multiple copies of the proxy statement and wish to receive only one, please notify your broker if your shares are held in a brokerage account or us if you hold registered shares. You can notify us by sending a written request to our secretary at the address above or by calling (949) 579-3111.

Annual Report to Stockholders and Financial Statements

How will I receive the annual report?

The SEC has adopted rules permitting companies to provide its stockholders with proxy materials electronically by posting the proxy materials on the Internet and providing its stockholders with a notice of availability. Pursuant to these rules, we are mailing a notice of Internet availability of proxy materials to stockholders of record and beneficial owners of our common stock as of the record date. The notice contains instructions on how to access and view the notice of the annual meeting, our chief executive officer’s letter to stockholders, this proxy statement and our 2012 annual report to stockholders electronically via the Internet. Unless we mailed you this proxy statement, you will not receive a printed copy of these materials unless you request a printed copy by following the instructions contained in the notice. The notice also instructs you on how you may submit your vote by telephone or via the Internet.

We will furnish our 2012 annual report on Form 10-K, including the financial statements and financial schedules, free of charge upon written request. The exhibits to the 2012 annual report to stockholders not included in the proxy materials are available electronically at www.sec.gov. We will furnish desired exhibits upon written request and payment of a fee of 10 cents per page covering our duplication costs. Written requests should be directed to our secretary at the address above. This proxy statement and our 2012 annual report on Form 10-K are available at http://investors.mindspeed.com/financials.cfm. Our 2012 annual report on Form 10-K (including exhibits thereto) is also available on our website at www.mindspeed.com.

Code of Ethics

Does the company have a code of ethics and how may I obtain a copy?

We have adopted a code of ethics entitled “Code of Business Conduct and Ethics,” that applies to all employees, including our executive officers and directors. A copy of the code of ethics is posted on our website at www.mindspeed.com. In addition, we will provide to any person without charge a copy of the code upon written request to our secretary at the address listed on the cover of our annual report on Form 10-K. We intend to disclose future amendments to certain provisions of the code, or waivers of such provisions granted to executive officers and directors, on our website within four business days following the date of such amendment or waivers.

Other Business

Will there be any other business conducted at the annual meeting?

As of the date of this proxy statement, we know of no business that will be presented for consideration at the annual meeting other than the items referred to in this proxy statement. If any other matter is properly brought before the meeting for action by stockholders, proxies will be voted as deemed advisable by the proxy holders.

PROPOSAL 1 — ELECTION OF DIRECTORS

As discussed above under the caption “Board of Directors — Election of Directors,” the board has nominated Messrs. Conrad and Stead for election to the board as Class I directors, each for a three year term expiring at our annual meeting in 2016. If either nominee for the office of director is unwilling or unable to serve as a nominee for the office of director at the time of the annual meeting, the proxies may be voted either for a substitute nominee designated by the proxy holders or by the board to fill such vacancy. The board has no reason to believe that either nominee will be unwilling or unable to serve if elected as a director.

Recommendation of the Board of Directors

The board recommends that stockholders vote “FOR” approval of proposal 1 — the election of Messrs.  Conrad and Stead as our Class I directors, each for a term expiring at our annual meeting in 2016.

PROPOSAL 2 — RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The audit committee has appointed Deloitte & Touche LLP as our independent registered public accounting firm for fiscal year 2013. Services provided to our company and its subsidiaries by Deloitte & Touche in fiscal years 2012 and 2011 are described above under the caption “Principal Accounting Fees and Services.” Additional information regarding our independent registered public accounting firm is provided in the report of the audit committee above. Representatives of Deloitte & Touche will be present at the annual meeting to respond to appropriate questions and to make such statements as they may desire.

Recommendation of the Board of Directors

The board recommends that stockholders vote “FOR” approval of proposal 2 — the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for fiscal year 2013.

In the event stockholders do not ratify the appointment, the appointment will be reconsidered by the audit committee and the board, but not resubmitted for approval by our stockholders. Even if the appointment is ratified, the audit committee, in its sole discretion, may select a different independent registered public accounting firm if it determines that such a change would be in our best interests and the best interests of our stockholders.

PROPOSAL 3 — APPROVAL OF A 2013 EQUITY INCENTIVE PLAN

General

We are seeking approval of a new 2013 Mindspeed Technologies, Inc. equity incentive plan to help us achieve our goals of attracting, motivating and retaining our employees and other service providers through grants of equity awards. The board has adopted the plan, subject to approval from our stockholders at the 2013 annual meeting of stockholders. If approved, the plan will replace our current 2003 long-term incentives plan, which is set to expire in 2013, inducement incentive plan and our directors stock plan and no new awards will be granted under such plans. The 2003 plan, inducement plan and directors plan, however, will continue to govern awards previously granted under the respective plan.

The board believes that we must offer a competitive equity incentive program if we are to continue to successfully attract and retain the best possible candidates for positions within our company. The board expects that the equity incentive plan will be an important factor in attracting, retaining and rewarding high caliber employees who are essential to our success and in providing incentive to these individuals to promote our success, thereby aligning their interests with the interests of our stockholders. In the high-technology industry, equity compensation awards are an important tool in retaining and motivating the highly qualified technical and other key employees who help us meet our goals.

We believe strongly that the adoption of the equity incentive plan is essential to our continued success, and therefore is in the best interests of our company and our stockholders. Our employees are our most valuable assets. The board believes that grants of equity awards available under the plan will help create long-term equity participation in our company and, thereby, assist us in attracting, retaining, motivating and rewarding employees, directors, and consultants. The board has determined that it is in the best interests of our company to adopt the plan and is asking our stockholders to approve the plan.

Currently, there are 9,694,284 shares authorized under the 2003 plan, 500,000 shares authorized under the inducement plan and 438,000 shares authorized under the directors plan. As of December 17, 2012, a total of 266,437 shares were available for issuance under such plans. The new equity incentive plan seeks an authorization of 4,600,000 shares, plus any shares subject to outstanding awards granted under the 2003 plan and directors plan that are forfeited to the company up to a maximum of 4,237,593 shares.

The compensation committee recommended that the board approve the equity incentive plan following substantial review of, and deliberation concerning, the structure of the plan, as well as the peer group industry data presented by our third-party compensation consultant and equity plan policies of ISS, a leading proxy advisory firm. The board subsequently approved the plan, subject to approval by our stockholders. In determining the number of shares reserved for issuance under the plan, the compensation committee and the board considered numerous factors, including the following:

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Historical Grant Practices. The compensation committee and the board considered the historical amounts of equity awards we have granted in the past three years. In fiscal years 2010, 2011 and 2012, we granted equity awards representing a total of 1,288,872, 2,669,435 and 2,199,620 shares, respectively. The compensation committee and board acknowledged that our three-year average “burn rate” of 8.3% is above the three-year average industry guideline of 6.58% as recommended by ISS, but noted that grants of inducement shares associated with the recent strategic acquisition of picoChip Inc. and its wholly-owned subsidiaries had a material adverse impact on our burn rate in fiscal year 2012 as a result of the need to retain key technical and engineering employees. We commit that our future three-year average burn rate will be in alignment with industry guidelines recommended by ISS as further discussed below under the caption “Proposal 3 — Approval of a 2013 Equity Incentive Plan — Summary of the 2013 Equity Incentive Plan — Limitations.”

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Forecasted Grant Practices. We currently forecast that the shares reserved for issuance under the plan will be sufficient to help us achieve our goals of attracting, motivating and retaining our employees and other service providers through grants of equity awards over the next two fiscal years. Upon approval by our stockholders of the plan, we will not make any further grants under the existing 2003 plan, inducement plan and directors plan. In evaluating our equity overhang, the compensation committee relied on data obtained through the committee’s third-party independent compensation consultant. In particular, and as part of its analysis, the compensation committee considered our proposed share reserve in light of the “fungible ratio,” a ratio established to account for the economic and dilutive differences between “full value” equity awards such as restricted stock and restricted stock units, which will generally result in some value being paid to an employee upon vesting regardless of stock price performance, and stock options, which require that our stock price trade higher than the applicable exercise price in order for a participant to realize value. Because of these differences, we are generally required to deliver more shares subject to options in order to provide the same estimated grant value relative to restricted stock or restricted stock units. For purposes of our plan, the compensation committee established a “fungible ratio” of 1.38:1, meaning that shares subject to restricted stock, restricted stock units, and similar full value awards will count against our available reserves at the rate of 1.38 shares for each share subject to the award. In determining the fungible ratio, the compensation committee considered information from third-party databases. Stock options would reduce the available reserve on a share for share basis based on the number of shares subject to the option.

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Awards Outstanding Under Existing Grants; Overhang. As of December 17, 2012, we had awards of 2,163,943 stock options outstanding with an average remaining term of 4.25 years and a weighted average exercise price of $6.69 and 2,574,085 unvested restricted shares and restricted stock units outstanding. Accordingly, our approximately 4.7 million outstanding awards (commonly referred to as the “overhang”) represent approximately 11% of our outstanding shares. Subject to approval by our stockholders, the overhang resulting from the number of shares requested under the plan will be approximately 22%.

The equity incentive plan is also designed to allow us to deduct in full for federal income tax purposes the compensation recognized by its executive officers in connection with certain awards granted under the plan. Section 162(m) of the Internal Revenue Code of 1986, as amended, generally denies a corporate tax deduction for annual compensation exceeding $1 million paid to the chief executive officer and other “covered employees,” as determined under Section 162(m) of the Code, or Section 162(m), and applicable guidance. However, certain types of compensation, including performance-based compensation, are generally excluded from this deductibility limit. To enable compensation in connection with stock options, stock appreciation rights and certain restricted stock grants, restricted stock units, performance shares and performance units awarded under the plan to qualify as “performance-based” within the meaning of Section 162(m), the plan limits the sizes of such awards as further described below. By approving the plan, the stockholders will be approving, among other things, eligibility requirements for participation in the plan, performance measures upon which specific performance goals applicable to certain awards would be based, limits on the numbers of shares or compensation that could be made to participants, and the other material terms of the plan and awards granted under the plan. Notwithstanding the foregoing, we retain the ability to grant equity awards under the plan that do not qualify as “performance-based” compensation within the meaning of Section 162(m).

Our executive officers and directors have an interest in the approval of the equity incentive plan because they are eligible for awards under the plan.

Summary of the 2013 Equity Incentive Plan

The following is a summary of the principal features of the equity incentive plan and its operation. The summary is qualified in its entirety by reference to the plan, a copy of which is attached to this proxy statement as Appendix A, and which is incorporated herein by reference.

General Description of the Equity Incentive Plan

The purposes of the equity incentive plan are to attract and retain the best available personnel, to provide incentives to individuals who perform services to our company, to align the interests of such individuals with the interests of our stockholders and to promote the success of our business. These incentives are provided through the grant of stock options, stock appreciation rights, restricted stock, stock bonuses, restricted stock units, performance units, performance shares and other stock or cash awards as the plan administrator (as defined below) may determine.

Authorized Shares

Subject to the adjustment provisions contained in the equity incentive plan, stockholders are being asked to approve 4,600,000 shares of our common stock for issuance under the plan, plus any shares subject to stock options, restricted stock units or similar awards granted under the 2003 plan or directors plan that expire or otherwise terminate without having been vested or exercised in full and shares issued pursuant to awards granted under the 2003 plan or directors plan that are forfeited to our company, with the shares subject to such awards credited to the aggregate number of shares that may be awarded under the plan as one share for every one share subject to such award and with the maximum number of shares to be added from the 2003 plan and directors plan equal to 4,237,593 shares. The shares may be authorized, but unissued, or reacquired common stock.

Shares subject to awards granted under the plan other than options or stock appreciation rights (including restricted stock, stock bonuses, restricted stock units, performance units and performance shares) count against the share reserve as 1.38 shares for every one share subject to such an award. To the extent that a share that was subject to an award that counted as 1.38 shares against the equity incentive plan reserve pursuant to the preceding sentence is forfeited to our company, 1.38 times the number of shares so forfeited will return to the plan and will again be available for issuance under the plan.

If any award granted under the equity incentive plan expires or becomes unexercisable without having been exercised in full, or is forfeited to our company, the expired, unexercised or forfeited shares subject to such award will become available for future grant or sale under the plan. With respect to the exercise of stock appreciation rights, the gross number of shares covered by the portion of the exercised award will cease to be available under the plan. If unvested shares of restricted stock, restricted stock units, performance shares or performance units are forfeited to our company, such shares will become available for future grant under the plan. Shares used to pay the tax and/or exercise price of an award will not become available for future grant or sale under the plan. Payment of cash rather than shares pursuant to an award will not result in reducing the number of shares available for issuance under the plan.

Limitations

The equity incentive plan contains annual grant limits intended to satisfy Section 162(m). Specifically, the maximum number of shares and/or dollars which could be issued to any one individual in any fiscal year pursuant to the plan is set forth below:

Award Type	Annual Number of Shares or Dollar Value
Stock Option	1,500,000
Stock Appreciation Right	1,500,000
Restricted Stock	600,000
Restricted Stock Units	600,000
Performance Shares	600,000
Performance Units	Initial Value of $2,000,000

Separately, apart from Section 162(m), the equity incentive plan provides that a non-employee board member may not receive awards under the plan covering more than 100,000 shares in any fiscal year.

In the event of any dividend or other distribution (whether in the form of cash, shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of shares or other securities or other change in the corporate structure affecting our common stock occurs, the equity incentive plan administrator, in order to prevent diminution or enlargement of the benefits or potential benefits intended to be made available under the plan, will adjust the number and class of shares that may be delivered under the plan, and/or the number, class and price of shares of stock subject to outstanding awards, and the award grant limitations discussed above.

We commit that, with respect to the number of shares subject to awards granted over the next three fiscal years, we will maintain an average burn rate over that period that does not exceed 6.58% of weighted common shares outstanding, which is the current three-year average industry burn rate guideline recommended by ISS. For purposes of calculating the number of shares granted in a particular fiscal year, all awards will first be converted into option-share equivalents. In our case, for purposes of calculating our burn rate only, each share that is subject to awards other than options or stock appreciation rights will count as equivalent to 1.5 option shares.

Additionally, except in connection with a corporate transaction involving the company in accordance with the terms of the equity incentive plan (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination or exchange of shares), the terms of outstanding awards may not be amended to reduce the exercise price of outstanding stock options or stock appreciation rights or cancel outstanding stock options or stock appreciation rights in exchange for cash, other awards or stock options or stock appreciation rights with an exercise price that is less than the exercise price of the original options or stock appreciation rights without stockholder approval.

Administration

The board has delegated administration of the equity incentive plan to the board’s compensation committee. The board and the compensation committee may further delegate administration of the plan to any committee of the board, or a committee of individuals satisfying applicable laws appointed by the board in accordance with the terms of the plan. For purposes of this summary of the plan, the term “administrator” will refer to the board or any committee designated by the board to administer the plan. To make grants to certain officers and key employees, the members of the committee must qualify as “non-employee directors” under Rule 16b-3 of the Securities Exchange Act of 1934. In the case of awards intended to qualify for the performance-based compensation exemption under Section 162(m), administration must be by a committee comprised solely of two or more “outside directors” within the meaning of Section 162(m).

Subject to the terms of the equity incentive plan, the administrator has the sole discretion to select the service providers who will receive awards, to determine the terms and conditions of awards, to modify or amend each award (subject to the repricing restrictions of the plan), including to accelerate vesting or waive forfeiture restrictions, and to interpret the provisions of the plan and outstanding awards. The administrator may allow a participant to defer the receipt of payment of cash or delivery of shares that otherwise would be due to such participant. The administrator may make rules and regulations relating to sub-plans established for the purpose of satisfying applicable foreign laws and may make all other determinations deemed necessary or advisable for administering the plan. The administrator will issue all awards pursuant to the terms and conditions of the plan.

Eligibility

Awards may be granted to non-employee directors of our company and employees and consultants of our company or any parent or subsidiary corporation of our company. Incentive stock options may be granted only to employees who, as of the time of grant, are employees of our company or any parent or subsidiary corporation of our company. As of December 17, 2012, we had approximately 425 employees (including one employee director), six non-employee directors and eight consultants. While consultants are eligible to participate pursuant to the terms of the equity incentive plan, we do not generally make equity grants to our consultants.

Stock Options

Each option granted under the equity incentive plan will be evidenced by a written or electronic agreement between our company and a participant specifying the number of shares subject to the option and the other terms and conditions of the option, consistent with the requirements of the plan.

The exercise price per share of each option may not be less than the fair market value of a share of our common stock on the date of grant. However, any incentive stock option granted to a person who at the time of grant owns stock possessing more than 10% of the total combined voting power of all classes of stock of our company or any parent or subsidiary corporation of our company must have an exercise price per share equal to at least 110% of the fair market value of a share on the date of grant. The aggregate fair market value of the shares (determined on the grant date) covered by incentive stock options which first become exercisable by any participant during any calendar year also may not exceed $100,000. Generally, the fair market value of the common stock is the closing sales price of our stock as reported on the Nasdaq Stock Market or such other national securities exchange or automated inter-dealer quotation system on which the shares are listed.

The equity incentive plan provides that the administrator will determine the acceptable form(s) of consideration for exercising an option. An option will be deemed exercised when we receive the notice of exercise and full payment for the shares to be exercised, together with applicable tax withholdings.

Options will be exercisable at such times or under such conditions as determined by the administrator and set forth in the award agreement. The maximum term of an option will be specified in the award agreement, provided that options will have a maximum term of no more than ten years, and provided further that an incentive stock option granted to a ten percent stockholder must have a term not exceeding five years.

The administrator will determine and specify in each award agreement, and solely in its discretion, the period of post-termination exercise applicable to each option following the participant’s cessation of service with our company. In the absence of such a determination by the administrator, the participant or his or her estate generally will be able to exercise the option for: (i) three months following his or her cessation of service for reasons other than death or cause; and (ii) three years following his or her death (with all shares subject to the option becoming fully vested and exercisable); provided, however, that the option immediately will terminate upon a cessation of service for cause.

Stock Appreciation Rights

A stock appreciation right gives a participant the right to receive the appreciation in the fair market value of our common stock between the date of grant of the award and the date of its exercise. Each stock appreciation right granted under the equity incentive plan will be evidenced by a written or electronic agreement between our company and the participant specifying the exercise price and the other terms and conditions of the award, consistent with the requirements of the plan.

The exercise price per share of each stock appreciation right may not be less than the fair market value of a share on the date of grant. Upon exercise of a stock appreciation right, the holder of the award will be entitled to receive an amount determined by multiplying: (i) the difference between the fair market value of a share on the date of exercise and the exercise price; by (ii) the number of exercised stock appreciation rights. We may pay the appreciation in cash, in shares, or in some combination thereof. The term of a stock appreciation right will be no more than ten years from the date of grant. The terms and conditions relating to the period of post-termination exercise with respect to options described above also apply to stock appreciation rights.

Restricted Stock Awards

Awards of restricted stock are rights to acquire or purchase shares, which vest in accordance with the terms and conditions established by the administrator in its sole discretion. Each restricted stock award granted will be evidenced by a written or electronic agreement between our company and the participant specifying the number of shares subject to the award and the other terms and conditions of the award, consistent with the requirements of the equity incentive plan. Restricted stock awards may be subject to vesting conditions as the administrator specified. Notwithstanding the foregoing, if the administrator desires that the award qualify as performance-based compensation under Section 162(m), any restrictions will be based on a specified list of performance goals and certain other requirements, as further discussed below under the caption “Proposal 3 — Approval of a 2013 Equity Incentive Plan — Summary of the 2013 Equity Incentive Plan — Performance Goals.”

Unless otherwise provided by the administrator, a participant will forfeit any shares of restricted stock as to which the restrictions have not lapsed prior to the participant’s termination of service. Unless the administrator provides otherwise, participants holding restricted stock will have the right to vote the shares and to receive any dividends paid, except that dividends or other distributions paid in shares will be subject to the same restrictions and forfeitability as the original award. The administrator may, in its sole discretion, reduce or waive any restrictions and may accelerate the time at which any restrictions will lapse or be removed.

Stock Bonus Awards

Stock bonus awards are the issuance of fully vested shares of our stock to a participant. Each stock bonus award granted will be evidenced by a written or electronic agreement between our company and the participant specifying the number of shares subject to the award and the other terms and conditions of the award, consistent with the requirements of the equity incentive plan.

Restricted Stock Units

The administrator may grant restricted stock units which represent a right to receive cash or shares at a future date as set forth in the participant’s award agreement. Each restricted stock unit granted under the equity incentive plan will be evidenced by a written or electronic agreement between our company and the participant specifying the number of shares subject to the award and other terms and conditions of the award, consistent with the requirements of the plan.

Restricted stock units will result in a payment to a participant only if the performance goals or other vesting criteria the administrator may establish are achieved or the awards otherwise vest. Notwithstanding the foregoing, if the administrator desires that the award qualify as performance-based compensation under Section 162(m), any restrictions will be based on a specified list of performance goals and certain other requirements, as further discussed below under the caption “Proposal 3 — Approval of a 2013 Equity Incentive Plan — Summary of the 2013 Equity Incentive Plan — Performance Goals.”

After the grant of a restricted stock unit award, the administrator, in its sole discretion, may reduce or waive any restrictions or vesting criteria that must be met to receive a payout and may accelerate the time at which any restrictions will lapse or be removed. A participant will forfeit any unearned restricted stock units as of the date set forth in the award agreement. The administrator in its sole discretion may pay earned restricted stock units in cash, shares of our common stock, or a combination of cash and shares.

Performance Units and Performance Shares

Performance units and performance shares may also be granted under the equity incentive plan. Each award of performance units or shares granted under the plan will be evidenced by a written or electronic agreement between our company and the participant specifying the performance period and other terms and conditions of the award, consistent with the requirements of the plan. Performance units and performance shares will result in a payment to a participant only if the performance goals or other vesting criteria the administrator may establish are achieved or the awards otherwise vest.

Earned performance units and performance shares will be paid, in the sole discretion of the administrator, in the form of cash, shares (which will have an aggregate fair market value equal to the earned performance units or shares at the close of the applicable performance period) or in a combination thereof. The administrator may set vesting criteria based upon the achievement of company-wide, business unit or individuals goals (including, but not limited to, continued employment or service), or any other basis determined by the administrator, in its discretion. Notwithstanding the foregoing, if the administrator desires that the award qualify as performance-based compensation under Section 162(m), any vesting criteria will be based on a specified list of performance goals and certain other requirements, as further discussed below under the caption “Proposal 3 — Approval of a 2013 Equity Incentive Plan — Summary of the 2013 Equity Incentive Plan — Performance Goals.”

After the grant of a performance unit or performance share, the administrator, in its sole discretion, may accelerate, reduce or waive any performance objectives or other vesting provisions for such performance units or shares. Performance units will have an initial value established by the administrator on or before the date of grant. Each performance share will have an initial value equal to the fair market value of a share on the grant date. A participant will forfeit any performance shares or units that are unearned or unvested as of the date set forth in the award agreement.

Performance Goals

The granting and/or vesting of awards of restricted stock, restricted stock units, performance shares and performance units, and other incentives under the equity incentive plan may be made subject to the attainment of performance goals relating to one or more business criteria within the meaning of Section 162(m) and may provide for a targeted level or levels of achievement, including: cash flow, earnings before interest, taxes and depreciation, earnings before interest, taxes, depreciation and amortization (EBITDA), earnings per share, economic value added, expenses, gross margin, market share, net income, net operating income, operating cash flow, operating income, operating margin, profit after-tax, profit before-tax, return on assets, return on equity, return on investment, return on sales, revenue, stock price and total stockholder return. Any performance goals may be used to measure the performance of our company as a whole or a business unit of our company and may be measured relative to a peer group or index. The performance goals may differ from participant to participant and from award to award.

To the extent necessary to comply with the performance-based compensation provisions of Section 162(m), with respect to any award granted subject to performance goals, and no later than the latest possible date that could be used and still comply with the performance-based compensation provisions of Section 162(m), the administrator will, in writing: (i) designate one or more participants, who would be considered a “covered employee” within the meaning of Section 162(m), to whom an award will be made; (ii) select the performance goals applicable to the performance period; (iii) establish the performance goals, and amounts or methods of computation of the awards which may be earned for the performance period; and (iv) specify the relationship between performance goals and the amounts or methods of computation of such awards, as applicable, to be earned by each participant for such performance period. Following the completion of each performance period, the administrator will certify in writing whether the applicable performance goals have been achieved for such performance period. In determining the amounts earned by a participant, the administrator may reduce or eliminate (but not increase) the amount payable at a given level of performance to take into account additional factors that the administrator may deem relevant to the assessment of individual or corporate performance for the performance period. A participant will be eligible to receive payment pursuant to an award for a performance period only if the performance goals for such period are achieved.

Transferability of Awards

Incentive stock option awards generally are not transferable other than by will or by the laws of descent or distribution. Awards other than incentive stock options generally are not transferable other than: (i) by will or by the laws of descent or distribution; (ii) by gift to members of the participant’s immediate family in exchange for no value; or (iii) to a trust established for the benefit of one or more members of the participant’s immediate family in exchange for no value. For purposes of the plan, “immediate family” means the participant’s spouse and natural, adopted or step-children and grandchildren. The transferred award shall continue to be subject to the plan and award agreement as were applicable to the award prior to the transfer, as if the award had not been transferred.

Dissolution or Liquidation

In the event of our company’s proposed dissolution or liquidation, the administrator will notify each participant as soon as practicable prior to the effective date of such proposed transaction. An award will terminate immediately prior to consummation of such proposed action to the extent the award has not been previously exercised.

Change in Control

The equity incentive plan provides that, in the event of a merger or a “change in control” (as defined in the plan), each award will be treated as the administrator determines, including that each award be assumed or substantially equivalent awards substituted by the acquiring or succeeding corporation or its affiliate. The administrator will not be required to treat all outstanding awards the same in the transaction.

If the successor corporation does not assume or substitute for the award, the participant will fully vest in and have the right to exercise all of his or her outstanding options and stock appreciation rights, all restrictions on restricted stock will lapse, and, with respect to restricted stock units, performance shares, and performance units, all performance goals or other vesting criteria will be deemed achieved at target levels and all other terms and conditions met. In addition, if an option or stock appreciation right is not assumed or substituted for, the administrator will notify the participant in writing or electronically that the option or stock appreciation right will be fully vested and exercisable for a period of time determined by the administrator, in its sole discretion, and the option or stock appreciation right will terminate upon the expiration of such period.

Termination or Amendment

The equity incentive plan will automatically terminate ten years from the date of its adoption by the board, unless terminated at an earlier time by the board. The administrator may amend, alter, suspend or terminate the plan at any time, provided that no amendment may be made without stockholder approval to the extent approval is necessary or desirable to comply with any applicable laws. No amendment, alteration, suspension or termination may impair the rights of any participant unless mutually agreed otherwise between the participant and the administrator.

Summary of U.S. Federal Income Tax Consequences

The following summary is intended only as a general guide to the material U.S. federal income tax consequences of participation in the equity incentive plan. The summary is based on existing U.S. laws and regulations, and there can be no assurance that those laws and regulations will not change in the future. The summary does not purport to be complete and does not discuss the tax consequences upon a participant’s death, or the provisions of the income tax laws of any municipality, state or foreign country in which the participant may reside. As a result, tax consequences for any particular participant may vary based on individual circumstances.

Incentive Stock Options

An optionee recognizes no taxable income for regular income tax purposes as a result of the grant or exercise of an incentive stock option qualifying under Section 422 of the Internal Revenue Code of 1986, as amended. Optionees who neither dispose of their shares within two years following the date the option was granted nor within one year following the exercise of the option normally will recognize a capital gain or loss equal to the difference, if any, between the sale price and the purchase price of the shares. If an optionee satisfies such holding periods upon a sale of the shares, we will not be entitled to any deduction for federal income tax purposes. If an optionee disposes of shares within two years after the date of grant or within one year after the date of exercise (a “disqualifying disposition”), the difference between the fair market value of the shares on the exercise date and the option exercise price (not to exceed the gain realized on the sale if the disposition is a transaction with respect to which a loss, if sustained, would be recognized) will be taxed as ordinary income at the time of disposition. Any gain in excess of that amount will be a capital gain. If a loss is recognized, there will be no ordinary income, and such loss will be a capital loss. Any ordinary income recognized by the optionee upon the disqualifying disposition of the shares generally should be deductible by our company for federal income tax purposes, except to the extent such deduction is limited by applicable provisions of the Internal Revenue Code of 1986, as amended.

The difference between the option exercise price and the fair market value of the shares on the exercise date is treated as an adjustment in computing the optionee’s alternative minimum taxable income and may be subject to an alternative minimum tax which is paid if such tax exceeds the regular tax for the year. Special rules may apply with respect to certain subsequent sales of the shares in a disqualifying disposition, certain basis adjustments for purposes of computing the alternative minimum taxable income on a subsequent sale of the shares and certain tax credits which may arise with respect to optionees subject to the alternative minimum tax.

Non-Qualified Stock Options

Options not designated or qualifying as incentive stock options will be non-qualified stock options having no special U.S. tax status. An optionee generally recognizes no taxable income as the result of the grant of such an option. Upon exercise of a non-qualified stock option, the optionee normally recognizes ordinary income equal to the amount that the fair market value of the shares on such date exceeds the exercise price. If the optionee is an employee, such ordinary income generally is subject to withholding of income and employment taxes. Upon the sale of stock acquired by the exercise of a non-qualified stock option, any gain or loss, based on the difference between the sale price and the fair market value on the exercise date, will be taxed as capital gain or loss. No tax deduction is available to our company with respect to the grant of a non-qualified stock option or the sale of the stock acquired pursuant to such grant.

Stock Appreciation Rights

In general, no taxable income is reportable when a stock appreciation right is granted to a participant. Upon exercise, the participant generally will recognize ordinary income in an amount equal to the fair market value of any shares of our common stock received. Any additional gain or loss recognized upon any later disposition of the shares would be capital gain or loss.

Restricted Stock Awards

A participant acquiring restricted stock generally will recognize ordinary income equal to the fair market value of the shares on the vesting date. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. The participant may elect, pursuant to Section 83(b) of the Internal Revenue Code of 1986, as amended, to accelerate the ordinary income tax event to the date of acquisition by filing an election with the Internal Revenue Service no later than thirty days after the date the shares are acquired. Upon the sale of shares acquired pursuant to a restricted stock award, any gain or loss, based on the difference between the sale price and the fair market value on the date the ordinary income tax event occurs, will be taxed as capital gain or loss.

Stock Bonus Awards

A participant acquiring shares of our stock generally will recognize ordinary income equal to the fair market value of the shares on the date of acquisition. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. Upon the sale of shares acquired pursuant to a stock bonus award, any gain or loss, based on the difference between the sale price and the fair market value on the date the ordinary income tax event occurs, will be taxed as capital gain or loss.

Restricted Stock Unit Awards

There are no immediate tax consequences of receiving an award of restricted stock units. A participant who is awarded restricted stock units generally will be required to recognize ordinary income in an amount equal to the fair market value of shares issued to such participant at the end of the applicable vesting period or, if later, the settlement date elected by the administrator or a participant. Any additional gain or loss recognized upon any later disposition of any shares received would be capital gain or loss.

Performance Shares and Performance Unit Awards

A participant generally will recognize no income upon the grant of a performance share or a performance unit award. Upon the settlement of such awards, participants normally will recognize ordinary income in the year of receipt in an amount equal to the cash received and the fair market value of any cash or unrestricted shares received. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. Upon the sale of any shares received, any gain or loss, based on the difference between the sale price and the fair market value on the date the ordinary income tax event occurs, will be taxed as capital gain or loss.

Section 409A

Section 409A of the Internal Revenue Code of 1986, as amended, or Section 409A, provides certain new requirements for non-qualified deferred compensation arrangements with respect to an individual’s deferral and distribution elections and permissible distribution events. Awards granted under the equity incentive plan with a deferral feature will be subject to the requirements of Section 409A. If an award is subject to and fails to satisfy the requirements of Section 409A, the recipient of that award may recognize ordinary income on the amounts deferred under the award, to the extent vested, which may be prior to when the compensation is actually or constructively received. Also, if an award that is subject to Section 409A fails to comply with Section 409A’s provisions, Section 409A imposes an additional 20% federal income tax on compensation recognized as ordinary income, as well as interest on such deferred compensation. Certain states have enacted laws similar to Section 409A which impose additional taxes, interest and penalties on non-qualified deferred compensation arrangements. We will also have withholding and reporting requirements with respect to such amounts.

Tax Effect for our Company

We generally will be entitled to a tax deduction in connection with an award under the equity incentive plan in an amount equal to the ordinary income realized by a participant and at the time the participant recognizes such income (for example, the exercise of a non-qualified stock option). Special rules limit the deductibility of compensation paid to our chief executive officer and other “covered employees” as determined under Section 162(m) and applicable guidance.

Number of Awards Granted to Employees, Consultants and Directors

The number of awards that an employee, director or consultant may receive under the equity incentive plan is in the discretion of the administrator and therefore cannot be determined in advance. The following table sets forth: (i) the aggregate number of shares of common stock subject to options granted under the 2003 plan or the directors plan during fiscal year 2012 to each of our named executive officers; executive officers, as a group; directors who are not executive officers, as a group; and all employees who are not executive officers, as a group; (ii) the average per share exercise price of such options; and (iii) the aggregate number of shares of restricted stock or restricted stock units granted under the 2003 plan or the directors plan during fiscal year 2012 to each of our named executive officers; executive officers, as a group; directors who are not executive officers, as a group; and all employees who are not executive officers, as a group.

Name of Individual or Group	Number of Shares Subject to Options Granted	Average Per Share Exercise Price of Option Grants	Number of Shares Subject to Restricted Stock and Restricted Stock Units Granted
Raouf Y. Halim, chief executive officer	108,216	$6.28	259,200
Stephen N. Ananias, senior vice president and chief financial officer	66,052	6.28	162,400
Gerald J. Hamilton, senior vice president, worldwide sales and operations	19,706	6.28	47,200
Najabat H. Bajwa, senior vice president and general manager, high-performance analog	20,708	6.28	49,600
Allison K. Musetich, senior vice president, human resources	14,362	6.28	39,400
Kristen M. Schmidt, vice president, finance	12,525	6.28	23,000
All executive officers, as a group	255,931	6.28	620,200
All directors who are not executive officers, as a group	30,000	6.41	30,000
All employees who are not executive officers, as a group	203,489	5.73	1,120,000

Required Vote

The affirmative vote of the holders of a majority of the shares of our common stock represented in person or by proxy and entitled to vote on the matter is required to approve the adoption of the equity incentive plan. Unless marked to the contrary, proxies received will be voted “FOR” approval of a 2013 equity incentive plan.

Recommendation of the Board of Directors

The board recommends that stockholders vote “FOR” approval of proposal 3 — approval of a 2013 equity incentive plan.

APPENDIX A

MINDSPEED TECHNOLOGIES, INC.

2013 EQUITY INCENTIVE PLAN

1.        Purposes of the Plan. The purposes of the Plan are:

(a)        to attract and retain the best available personnel;

(b)        to provide incentives to individuals who perform services to the Company;

(c)        to align the interests of such individuals with the interests of the Company’s stockholders; and

(d)        to promote the success of the Company’s business.

The Plan permits the grant of Incentive Stock Options, Non-Qualified Stock Options, Stock Appreciation Rights, Restricted Stock, Stock Bonuses, Restricted Stock Units, Performance Units, Performance Shares and other stock or cash awards as the Administrator may determine.

2.        Definitions. As used herein, the following definitions will apply:

(a)        “Administrator” means the Board or any of its Committees as will be administering the Plan, in accordance with Section 4.

(b)        “Applicable Laws” means the requirements relating to the administration of equity-based awards under U.S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any foreign country or jurisdiction where Awards are, or will be, granted under the Plan.

(c)        “Award” means, individually or collectively, a grant under the Plan of Options, Stock Appreciation Rights, Restricted Stock, a Stock Bonus, Restricted Stock Units, Performance Units, Performance Shares and other stock or cash awards as the Administrator may determine.

(d)        “Award Agreement” means the written or electronic agreement setting forth the terms and provisions applicable to each Award granted under the Plan. The Award Agreement is subject to the terms and conditions of the Plan.

(e)        “Cause” means: (i) a felony conviction of the Participant; (ii) the commission by the Participant of an act of fraud or embezzlement against the Company and/or a Parent or Subsidiary of the Company; (iii) the Participant’s willful misconduct or gross negligence materially detrimental to the Company and/or a Parent or Subsidiary of the Company; (iv) the Participant’s continued failure to implement reasonable requests or directions received in the course of his or her employment; (v) the Participant’s wrongful dissemination or use of confidential or proprietary information; or (vi) the intentional or habitual neglect by the Participant of his or her duties to the Company and/or a Parent or Subsidiary of the Company.

(f)        “Board” means the Board of Directors of the Company.

(g)        “Change in Control” means the occurrence of any of the following events:

(i)        A change in the ownership of the Company which occurs on the date that any one person, or more than one person acting as a group within the meaning of Section 13(d) of the Exchange Act, (“Person”) acquires ownership of the stock of the Company that, together with the stock held by such Person, constitutes more than 50% of the total voting power of the stock of the Company; provided, however, that for purposes of this subsection (i), the acquisition of additional stock by any one Person, who is considered to own more than 50% of the total voting power of the stock of the Company will not be considered a Change in Control;

(ii)        A change in the effective control of the Company which occurs on the date that a majority of members of the Board is replaced during any twelve (12) month period by Directors whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election. For purposes of this subsection (ii), if any Person is considered to effectively control the Company, the acquisition of additional control of the Company by the same Person will not be considered a Change in Control; or

(iii)        A change in the ownership of a substantial portion of the Company’s assets which occurs on the date that any Person acquires (or has acquired during the twelve (12) month period ending on the date of the most recent acquisition by such person or persons) assets from the Company that have a total gross fair market value equal to or more than 50% of the total gross fair market value of all of the assets of the Company immediately prior to such acquisition or acquisitions; provided, however, that for purposes of this subsection (iii), the following will not constitute a change in the ownership of a substantial portion of the Company’s assets: (A) a transfer to an entity that is controlled by the Company’s stockholders immediately after the transfer; or (B) a transfer of assets by the Company to: (1) a stockholder of the Company (immediately before the asset transfer) in exchange for or with respect to the Company’s stock; (2) an entity, 50% or more of the total value or voting power of which is owned, directly or indirectly, by the Company; (3) a Person, that owns, directly or indirectly, 50% or more of the total value or voting power of all the outstanding stock of the Company; or (4) an entity, at least 50% of the total value or voting power of which is owned, directly or indirectly, by a Person described in subsection (iii)(B)(3). For purposes of this subsection (iii), gross fair market value means the value of the assets of the Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets.

(h)        “Code” means the Internal Revenue Code of 1986, as amended. Any reference to a section of the Code herein will be a reference to any successor or amended section of the Code.

(i)        “Committee” means the Compensation and Management Development Committee of the Board as it may be comprised from time to time or a committee of Directors or of other individuals satisfying Applicable Laws appointed by the Board or the Compensation and Management Development Committee of the Board in accordance with Section 4(a).

(j)        “Common Stock” means the common stock of the Company.

(k)        “Company” means Mindspeed Technologies, Inc., a Delaware corporation, or any successor thereto.

(l)        “Consultant” means any person, including an advisor, engaged by the Company or a Parent or Subsidiary to render services to such entity.

(m)      “Covered Employee” will have the meaning set forth in Section 13(c).

(n)        “Determination Date” means the latest possible date that will not jeopardize the qualification of an Award granted under the Plan as “performance-based compensation” under Section 162(m) of the Code.

(o)        “Director” means a member of the Board.

(p)        “Disability” means total and permanent disability as defined in Section 22(e)(3) of the Code, provided that in the case of Awards other than Incentive Stock Options, the Administrator in its discretion may determine whether a permanent and total disability exists in accordance with uniform and non-discriminatory standards adopted by the Administrator from time to time.

(q)        “Employee” means any person, including Officers and Directors, employed by the Company or any Parent or Subsidiary of the Company. Neither service as a Director nor payment of a director’s fee by the Company will be sufficient to constitute “employment” by the Company.

(r)        “ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

(s)        “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(t)        “Fair Market Value” means the closing sale price of the Shares as reported on the Nasdaq Stock Market or such other national securities exchange or automated inter-dealer quotation system on which the Shares have been duly listed and approved for quotation and trading on the relevant date, or if no sale of the Shares are reported for such date, the next preceding day for which there is a reported sale.

(u)        “Fiscal Year” means the fiscal year of the Company.

(v)        “Incentive Stock Option” means an Option that by its terms qualifies and is otherwise intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

(w)        “Non-Qualified Stock Option” means an Option that by its terms does not qualify or is not intended to qualify as an Incentive Stock Option.

(x)        “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

(y)        “Option” means a stock option granted pursuant to Section 7.

(z)        “Outside Director” means a Director who is not an Employee.

(aa)      “Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code.

(bb)      “Participant” means the holder of an outstanding Award.

(cc)      “Performance Goals” will have the meaning set forth in Section 13(b).

(dd)      “Performance Period” means any Fiscal Year of the Company or such other period as determined by the Administrator in its sole discretion.

(ee)      “Performance Share” means an Award denominated in Shares which may be earned in whole or in part upon attainment of Performance Goals or other vesting criteria as the Administrator may determine pursuant to Section 12.

(ff)      “Performance Unit” means an Award which may be earned in whole or in part upon attainment of Performance Goals or other vesting criteria as the Administrator may determine and which may be settled for cash, Shares or other securities or a combination of the foregoing pursuant to Section 12.

(gg)      “Period of Restriction” means the period during which the transfer of Shares of Restricted Stock are subject to restrictions and therefore, the Shares are subject to a substantial risk of forfeiture. Such restrictions may be based on the passage of time, the achievement of target levels of performance, or the occurrence of other events as determined by the Administrator.

(hh)      “Person” will have the meaning set forth in Section 2(g)(i).

(ii)        “Plan” means the Mindspeed Technologies, Inc. 2013 Equity Incentive Plan.

(jj)        “Restricted Stock” means Shares issued pursuant to an Award of Restricted Stock under Section 9, or issued pursuant to the early exercise of an Option.

(kk)      “Restricted Stock Unit” means a bookkeeping entry representing an amount equal to the Fair Market Value of one Share, granted pursuant to Section 11. Each Restricted Stock Unit represents an unfunded and unsecured obligation of the Company.

(ll)        “Rule 16b-3” means Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3, as in effect when discretion is being exercised with respect to the Plan.

(mm)    “Service Provider” means an Employee, Outside Director or Consultant.

(nn)      “Share” means a share of the Common Stock, as adjusted in accordance with Section 16.

(oo)      “Stock Appreciation Right” means an Award, granted alone or in connection with an Option, that pursuant to Section 8 is designated as a Stock Appreciation Right.

(pp)      “Stock Bonus” means Shares issued pursuant to a Stock Bonus Award under Section 10.

(qq)      “Subsidiary” means a “subsidiary corporation,” whether now or hereafter existing, as defined in Section 424(f) of the Code.

(rr)      “Successor Corporation” will have the meaning set forth in Section 16(c).

3.        Stock Subject to the Plan.

(a)        Aggregate. Subject to the provisions of Section 16, the maximum aggregate number of Shares that may be awarded under the Plan is 4,600,000 Shares plus any Shares subject to stock options, restricted stock units or similar awards granted under the Company’s 2003 Long-Term Incentives Plan (the “2003 Plan”) or the Company’s Directors Stock Plan (the “Directors Plan”) that expire or otherwise terminate without having been vested or exercised in full and Shares issued pursuant to awards granted under the 2003 Plan or the Directors Plan that are forfeited to the Company, with the Shares subject to such awards credited to the aggregate number of Shares that may be awarded under the Plan as one (1) Share for every one (1) Share subject thereto and with the maximum number of Shares to be added to the Plan from the 2003 Plan and the Directors Plan equal to 4,237,593. The Shares may be authorized, but unissued, or reacquired Common Stock.

(b)        Full Value Awards. Any Shares subject to Awards granted under the Plan other than Options or Stock Appreciation Rights will be counted against the numerical limits of Section 3(a) as 1.38 for every one (1) Share subject thereto. Further, if Shares subject to any such Award are forfeited to the Company and would otherwise return to the Plan pursuant to Section 3(c), 1.38 times the number of Shares so forfeited will return to the Plan and will again become available for issuance.

(c)        Lapsed Awards. If an Award expires or becomes unexercisable without having been exercised in full, or, with respect to Restricted Stock, Restricted Stock Units, Performance Shares or Performance Units, is forfeited to the Company, the expired or unexercised Shares (or for Awards other than Options and

Stock Appreciation Rights, the forfeited Shares) which were subject thereto will become available for future grant or sale under the Plan (unless the Plan has terminated). Upon exercise of a Stock Appreciation Right settled in Shares, the gross number of Shares covered by the portion of the Award so exercised will cease to be available under the Plan. Shares that have actually been issued under the Plan under any Award will not be returned to the Plan and will not become available for future distribution under the Plan; provided, however, that if unvested Shares of Restricted Stock, Restricted Stock Units, Performance Shares or Performance Units are forfeited to the Company, such Shares will become available for future grant under the Plan. Shares used to pay the tax and/or exercise price of an Award will not become available for future grant or sale under the Plan. To the extent an Award under the Plan is paid out in cash rather than Shares, such cash payment will not result in reducing the number of Shares available for issuance under the Plan. Notwithstanding the foregoing provisions of this Section 3(c), subject to adjustment provided in Section 16, the maximum number of Shares that may be issued upon the exercise of Incentive Stock Options will equal the aggregate Share number stated in Section 3(a), plus, to the extent allowable under Section 422 of the Code, any Shares that become available for issuance under the Plan under this Section 3(c).

(d)        Share Reserve. The Company, during the term of the Plan, will at all times reserve and keep available such number of Shares as will be sufficient to satisfy the requirements of the Plan.

4.        Administration of the Plan.

(a)        Procedure.

(i)       Multiple Administrative Bodies. Different Committees with respect to different groups of Service Providers may administer the Plan.

(ii)      Section 162(m). To the extent that the Administrator determines it to be desirable to qualify Awards granted hereunder as “performance-based compensation” within the meaning of Section 162(m) of the Code, the Plan will be administered by a Committee of two (2) or more “outside directors” within the meaning of Section 162(m) of the Code.

(iii)    Rule 16b-3. To the extent desirable to qualify transactions hereunder as exempt under Rule 16b-3, the transactions contemplated hereunder will be structured to satisfy the requirements for exemption under Rule 16b-3.

(iv)     Other Administration. Other than as provided above, the Plan will be administered by: (A) the Board; or (B) a Committee, which committee will be constituted to satisfy Applicable Laws.

(b)        Powers of the Administrator. Subject to the provisions of the Plan, and in the case of a Committee, subject to the specific duties delegated by the Board to such Committee, the Administrator will have the authority, in its discretion:

(i)       to determine the Fair Market Value;

(ii)      to select the Service Providers to whom Awards may be granted hereunder;

(iii)    to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder;

(iv)     to construe and interpret the terms of the Plan and Awards granted pursuant to the Plan;

(v)      to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans established for the purpose of satisfying applicable foreign laws;

(vi)     to modify or amend each Award (subject to Sections 6(c) and 21(c));

(vii)     to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Award previously granted by the Administrator;

(viii)    to allow a Participant to defer the receipt of the payment of cash or the delivery of Shares that would otherwise be due to such Participant under an Award pursuant to such procedures as the Administrator may determine; and

(ix)      to make all other determinations deemed necessary or advisable for administering the Plan.

(c)        Effect of Administrator’s Decision. The Administrator’s decisions, determinations, and interpretations will be final and binding on all Participants and any other holders of Awards.

5.        Eligibility. Non-Qualified Stock Options, Restricted Stock, Stock Bonuses, Restricted Stock Units, Stock Appreciation Rights, Performance Units, Performance Shares, and such other cash or stock awards as the Administrator determines may be granted to Service Providers. Incentive Stock Options may only be granted to Employees.

6.        Limitations.

(a)        Incentive Stock Option $100,000 Rule. Each Option will be designated in the Award Agreement as either an Incentive Stock Option or a Non-Qualified Stock Option. However, notwithstanding such designation, to the extent that the aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Participant during any calendar year (under all plans of the Company and any Parent or Subsidiary) exceeds $100,000 (U.S.), such Options will be treated as Non-Qualified Stock Options. For purposes of this Section 6(a), Incentive Stock Options will be taken into account in the order in which they were granted. The Fair Market Value of the Shares will be determined as of the time the Option with respect to such Shares is granted.

(b)        Section 162(m) Limitations. The following limitations shall apply to Awards under the Plan: during any Fiscal Year, no Employee will be granted: (i) an Option covering more than 1,500,000 Shares; (ii) Stock Appreciation Rights covering more than 1,500,000 Shares; (iii) Restricted Stock covering more than 600,000 Shares; (iv) Restricted Stock Units covering more than 600,000 Shares; (v) Performance Units having an initial value greater than $2,000,000; and (vi) Performance Shares covering more than 600,000 Shares.

(c)        Repricings/Modifications. Except in connection with a corporate transaction involving the Company in accordance with Section 16 (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, or exchangeof shares), the terms of outstanding Awards may not be amended to reduce the exercise price of outstanding Options or Stock Appreciation Rights or cancel outstanding Options or Stock Appreciation Rights in exchange for cash, other Awards or Options or Stock Appreciation Rights with an exercise price that is less than the exercise price of the original Options or Stock Appreciation Rights without stockholder approval.

(d)        Outside Director Award Limitations. No Outside Director may be granted, in any Fiscal Year Awards covering more than 100,000 Shares.

7.        Options.

(a)        Number of Shares. Subject to the provisions of the Plan, the Administrator will have complete discretion to determine the number of Shares subject to an Option granted to any Service Provider.

(b)        Term of Option. The Administrator will determine the term of each Option in its sole discretion; provided, however, that the term will be no more than ten (10) years from the date of grant thereof. Moreover, in the case of an Incentive Stock Option granted to an Employee who, at the time the Incentive Stock

Option is granted, owns stock representing more than 10% of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Incentive Stock Option will be five (5) years from the date of grant or such shorter term as may be provided in the Award Agreement.

(c)        Option Exercise Price and Consideration.

(i)      Exercise Price. The per share exercise price for the Shares to be issued pursuant to exercise of an Option will be determined by the Administrator, but will be no less than 100% of the Fair Market Value per Share on the date of grant. In addition, in the case of an Incentive Stock Option granted to an Employee who, at the time the Incentive Stock Option is granted, owns stock representing more than 10% of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price will be no less than 110% of the Fair Market Value per Share on the date of grant. Notwithstanding the foregoing provisions of this Section 7(c), Options may be granted with a per Share exercise price of less than 100% of the Fair Market Value per Share on the date of grant pursuant to a transaction described in, and in a manner consistent with, Section 424(a) of the Code.

(ii)     Waiting Period and Exercise Dates. At the time an Option is granted, the Administrator will fix the period within which the Option may be exercised and will determine any conditions that must be satisfied before the Option may be exercised.

(iii)    Form of Consideration. The Administrator will determine the acceptable form(s) of consideration for exercising an Option, including the method of payment, to the extent permitted by Applicable Laws.

(d)        Exercise of Option.

(i)      Procedure for Exercise; Rights as a Stockholder. Any Option granted hereunder will be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Administrator and set forth in the Award Agreement. An Option may not be exercised for a fraction of a Share.

An Option will be deemed exercised when the Company receives: (A) notice of exercise (in such form as the Administrator specifies from time to time) from the person entitled to exercise the Option; and (B) full payment for the Shares with respect to which the Option is exercised (together with any applicable withholding taxes). No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 16.

(ii)     Termination of Relationship as a Service Provider. Except as set forth in Sections 7(d)(iii) and 7(d)(iv), if a Participant ceases to be a Service Provider as a result of the Participant’s Disability or otherwise, the Participant may exercise his or her Option within such period of time as is specified in the Award Agreement to the extent that the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement). In the absence of a specified time in the Award Agreement, the Option will remain exercisable for three (3) months following the date the Participant ceases to be a Service Provider. Unless otherwise provided by the Administrator, if on the date the Participant ceases to be a Service Provider, the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will revert to the Plan. If, after the Participant ceases to be a Service Provider, the Participant does not exercise his or her Option within the time specified by the Administrator, the Option will terminate, and the Shares covered by such Option will revert to the Plan.

(iii)    Termination of Relationship as a Service Provider due to Cause. Unless otherwise provided by the Administrator, if a Participant’s status as a Service Provider is terminated by the Company for Cause, then the Participant’s Option will immediately terminate and be cancelled and the Participant may not exercise the Shares subject to the Option (whether vested or unvested) following his or her termination as a Service Provider and the Shares subject to the Option (whether vested or unvested) will revert to the Plan.

(iv)    Death of Participant. If a Participant dies while a Service Provider, the Option may be exercised following the Participant’s death within such period of time as is specified in the Award Agreement as to the entire amount of Shares subject to the Option (but in no event may the Option be exercised later than the expiration of the term of such Option as set forth in the Award Agreement), by the Participant’s designated beneficiary, provided such beneficiary has been designated prior to the Participant’s death in a form acceptable to the Administrator. If no such beneficiary has been designated by the Participant, then such Option may be exercised by the personal representative of the Participant’s estate or by the person(s) to whom the Option is transferred pursuant to the Participant’s will or in accordance with the laws of descent and distribution. In the absence of a specified time in the Award Agreement, the Option will remain exercisable for three (3) years following the Participant’s death. Unless otherwise provided by the Administrator, if at the time of death the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will fully vest and become exercisable. If the Option is not so exercised within the time specified herein, the Option will terminate, and the Shares covered by such Option will revert to the Plan.

(v)     Other Termination. A Participant’s Award Agreement may also provide that if the exercise of the Option following the termination of the Participant’s status as a Service Provider (other than upon the Participant’s death or Disability) would result in liability under Section 16(b) of the Exchange Act, then the Option will terminate on the earlier of: (A) the expiration of the term of the Option set forth in the Award Agreement; or (B) the 10th day after the last date on which such exercise would result in such liability under Section 16(b) of the Exchange Act. Finally, a Participant’s Award Agreement may also provide that if the exercise of the Option following the termination of the Participant’s status as a Service Provider (other than upon the Participant’s death or Disability) would be prohibited at any time solely because the issuance of Shares would violate the registration requirements under the Securities Act, then the Option will terminate on the earlier of: (A) the expiration of the term of the Option; or (B) the expiration of a period of three (3) months after the termination of the Participant’s status as a Service Provider during which the exercise of the Option would not be in violation of such registration requirements.

8.        Stock Appreciation Rights.

(a)        Grant of Stock Appreciation Rights. Subject to the terms and conditions of the Plan, a Stock Appreciation Right may be granted to Service Providers at any time and from time to time as will be determined by the Administrator, in its sole discretion.

(b)        Number of Shares. Subject to the provisions of the Plan, the Administrator will have complete discretion to determine the number of Stock Appreciation Rights granted to any Service Provider.

(c)        Exercise Price and Other Terms. The Administrator, subject to the provisions of the Plan, will have complete discretion to determine the terms and conditions of Stock Appreciation Rights granted under the Plan, provided, however, that the exercise price will be not less than 100% of the Fair Market Value of a Share on the date of grant.

(d)        Stock Appreciation Right Agreement. Each Stock Appreciation Right grant will be evidenced by an Award Agreement that will specify the exercise price, the term of the Stock Appreciation Right, the conditions of exercise, and such other terms and conditions as the Administrator, in its sole discretion, will determine.

(e)        Expiration of Stock Appreciation Rights. A Stock Appreciation Right granted under the Plan will expire upon the date determined by the Administrator, in its sole discretion, and set forth in the Award Agreement; provided, however, that the term will be no more than ten (10) years from the date of grant thereof. Notwithstanding the foregoing, the rules of Section 7(d) also will apply to Stock Appreciation Rights.

(f)        Payment of Stock Appreciation Right Amount. Upon exercise of a Stock Appreciation Right, a Participant will be entitled to receive payment from the Company in an amount determined by multiplying:

(i)       The difference between the Fair Market Value of a Share on the date of exercise over the exercise price; times

(ii)      The number of Shares with respect to which the Stock Appreciation Right is exercised.

At the discretion of the Administrator, the payment upon Stock Appreciation Right exercise may be in cash, in Shares of equivalent value, or in some combination thereof.

9.        Restricted Stock.

(a)        Grant of Restricted Stock. Subject to the terms and provisions of the Plan, the Administrator, at any time and from time to time, may grant Shares of Restricted Stock to Service Providers in such amounts as the Administrator, in its sole discretion, will determine.

(b)        Restricted Stock Agreement. Each Award of Restricted Stock will be evidenced by an Award Agreement that will specify the Period of Restriction (if any), the number of Shares granted, and such other terms and conditions as the Administrator, in its sole discretion, will determine. Unless the Administrator determines otherwise, Shares of Restricted Stock will be held by the Company as escrow agent until the restrictions on such Shares have lapsed.

(c)        Other Restrictions. The Administrator, in its sole discretion, may impose such other restrictions on Shares of Restricted Stock as it may deem advisable or appropriate.

(d)        Removal of Restrictions. Except as otherwise provided in this Section 9, Shares of Restricted Stock covered by each Restricted Stock grant made under the Plan will be released from escrow as soon as practicable after the last day of the Period of Restriction. The Administrator, in its discretion, may accelerate the time at which any restrictions will lapse or be removed.

(e)        Voting Rights. During the Period of Restriction, a Participant holding Shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those Shares, unless the Administrator determines otherwise.

(f)        Dividends and Other Distributions. During the Period of Restriction, a Participant holding Shares of Restricted Stock will be entitled to receive all dividends and other distributions paid with respect to such Shares unless otherwise provided in the Award Agreement. If any such dividends or distributions are paid in Shares, the Shares will be subject to the same restrictions on transferability and forfeitability as the Shares of Restricted Stock with respect to which they were paid.

(g)        Return of Restricted Stock to Company. On the date set forth in the Award Agreement, the Restricted Stock for which restrictions have not lapsed will revert to the Company and again will become available for grant under the Plan.

(h)        Section 162(m) Performance Restrictions. For purposes of qualifying grants of Restricted Stock as “performance-based compensation” under Section 162(m) of the Code, the Administrator, in its discretion, may set restrictions based upon the achievement of Performance Goals. The Performance Goals will be set by the Administrator on or before the Determination Date. In granting Restricted Stock which is intended to qualify under Section 162(m) of the Code, the Administrator will follow any procedures determined by it from time to time to be necessary or appropriate to ensure qualification of the Award under Section 162(m) of the Code (e.g., in determining the Performance Goals).

10.        Stock Bonuses.

(a)        Stock Bonus. Subject to the terms and provisions of the Plan, the Administrator, at any time and from time to time, may grant fully vested Shares to Service Providers in such amounts as the Administrator, in its sole discretion, will determine.

(b)        Stock Bonus Agreement. Each Stock Bonus will be evidenced by an Award Agreement that will specify the number of Shares granted and such other terms and conditions as the Administrator, in its sole discretion, will determine.

11.        Restricted Stock Units.

(a)        Grant. Restricted Stock Units may be granted at any time and from time to time as determined by the Administrator. Each Restricted Stock Unit grant will be evidenced by an Award Agreement that will specify such other terms and conditions as the Administrator, in its sole discretion, will determine, including all terms, conditions, and restrictions related to the grant, the number of Restricted Stock Units and the form of payout, which, subject to Section 11(d), may be left to the discretion of the Administrator.

(b)        Vesting Criteria and Other Terms. The Administrator will set vesting criteria in its discretion, which, depending on the extent to which the criteria are met, will determine the number of Restricted Stock Units that will be paid out to the Participant. After the grant of Restricted Stock Units, the Administrator, in its sole discretion, may accelerate, reduce or waive any restrictions for such Restricted Stock Units. Each Award of Restricted Stock Units will be evidenced by an Award Agreement that will specify the vesting criteria, and such other terms and conditions as the Administrator, in its sole discretion will determine.

(c)        Earning Restricted Stock Units. Upon meeting the applicable vesting criteria, the Participant will be entitled to receive a payout as specified in the Award Agreement.

(d)        Form and Timing of Payment. Payment of earned Restricted Stock Units will be made as soon as practicable after the date(s) set forth in the Award Agreement. The Administrator, in its sole discretion, may pay earned Restricted Stock Units in cash, Shares, or a combination thereof. Shares represented by Restricted Stock Units that are fully paid in cash again will be available for grant under the Plan.

(e)        Cancellation. On the date set forth in the Award Agreement, all unearned Restricted Stock Units will be forfeited to the Company.

(f)        Section 162(m) Performance Restrictions. For purposes of qualifying grants of Restricted Stock Units as “performance-based compensation” under Section 162(m) of the Code, the Administrator, in its discretion, may set restrictions based upon the achievement of Performance Goals. The Performance Goals will be set by the Administrator on or before the Determination Date. In granting Restricted Stock Units which are intended to qualify under Section 162(m) of the Code, the Administrator will follow any procedures determined by it from time to time to be necessary or appropriate to ensure qualification of the Award under Section 162(m) of the Code (e.g., in determining the Performance Goals).

12.        Performance Units and Performance Shares.

(a)        Grant of Performance Units/Shares. Performance Units and Performance Shares may be granted to Service Providers at any time and from time to time, as will be determined by the Administrator, in its sole discretion. Subject to the provisions of the Plan, the Administrator will have complete discretion in determining the number of Performance Units/Shares granted to each Service Provider.

(b)        Value of Performance Units/Shares. Each Performance Unit will have an initial value that is established by the Administrator on or before the date of grant. Each Performance Share will have an initial value equal to the Fair Market Value of a Share on the date of grant.

(c)        Performance Objectives and Other Terms. The Administrator will set performance objectives or other vesting provisions. The Administrator may set vesting criteria based upon the achievement of Company-wide, business unit, or individual goals (including, but not limited to, continued employment), or any other basis determined by the Administrator in its discretion. Each Award of Performance Units/Shares will be evidenced by an Award Agreement that will specify the Performance Period, and such other terms and conditions as the Administrator, in its sole discretion, will determine.

(d)        Earning of Performance Units/Shares. After the applicable Performance Period has ended, the holder of Performance Units/Shares will be entitled to receive a payout of the number of Performance Units/Shares earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding performance objectives or other vesting provisions have been achieved. After the grant of a Performance Unit/Share, the Administrator, in its sole discretion, may accelerate, reduce or waive any performance objectives or other vesting provisions for such Performance Unit/Share.

(e)        Form and Timing of Payment of Performance Units/Shares. Payment of earned Performance Units/Shares will be made as soon as practicable after the expiration of the applicable Performance Period. The Administrator, in its sole discretion, may pay earned Performance Units/Shares in the form of cash, in Shares (which have an aggregate Fair Market Value equal to the value of the earned Performance Units/Shares at the close of the applicable Performance Period) or in a combination thereof.

(f)        Cancellation of Performance Units/Shares. On the date set forth in the Award Agreement, all unearned or unvested Performance Units/Shares will be forfeited to the Company, and again will be available for grant under the Plan.

(g)        Section 162(m) Performance Restrictions. For purposes of qualifying grants of Performance Units/Shares as “performance based compensation” under Section 162(m) of the Code, the Administrator, in its discretion, may set restrictions based upon the achievement of Performance Goals. The Performance Goals will be set by the Administrator on or before the Determination Date. In granting Performance Units/Shares which are intended to qualify under Section 162(m) of the Code, the Administrator will follow any procedures determined by it from time to time to be necessary or appropriate to ensure qualification of the Award under Section 162(m) of the Code (e.g., in determining the Performance Goals).

13.        Performance-Based Compensation Under Code Section 162(m).

(a)        General. If the Administrator, in its discretion, decides to grant an Award intended to qualify as “performance-based compensation” under Code Section 162(m), the provisions of this Section 13 will control over any contrary provision in the Plan; provided, however, that the Administrator may in its discretion grant Awards that are not intended to qualify as “performance-based compensation” under Section 162(m) of the Code to such Participants that are based on Performance Goals or other specific criteria or goals but that do not satisfy the requirements of this Section 13.

(b)        Performance Goals. The granting and/or vesting of Awards of Restricted Stock, Restricted Stock Units, Performance Shares and Performance Units and other incentives under the Plan may be made subject to the attainment of performance goals relating to one or more business criteria within the meaning of Code Section 162(m) and may provide for a targeted level or levels of achievement (“Performance Goals”) including (i) cash flow, (ii) earnings before interest, taxes and depreciation, (iii) earnings before interest, taxes, depreciation and amortization (EBITDA), (iv) earnings per Share, (v) economic value added, (vi) expenses, (vii) gross margin, (viii) market share, (ix) net income, (x) net operating income, (xi) operating cash flow, (xii) operating income, (xiii) operating margin, (xiv) profit after-tax, (xv) profit before-tax, (xvi) return on assets,

(xvii) return on equity, (xviii) return on investment, (xix) return on sales, (xx) revenue, (xxi) stock price and (xxii) total stockholder return. Any Performance Goals may be used to measure the performance of the Company as a whole or a business unit of the Company and may be measured relative to a peer group or index. The Performance Goals may differ from Participant to Participant and from Award to Award. Prior to the Determination Date, the Administrator will determine whether any significant element(s) will be included in or excluded from the calculation of any Performance Goal with respect to any Participant.

(c)        Procedures. To the extent necessary to comply with the performance-based compensation requirements of Section 162(m) of the Code, with respect to any Award granted subject to Performance Goals, no later than the Determination Date, the Administrator will, in writing, (a) designate one or more Service Providers who would be considered a “covered employee” within the meaning of Section 162(m) of the Code(hereinafter a “Covered Employee”), (b) select the Performance Goals applicable to the Performance Period, (c) establish the Performance Goals, and amounts or methods of computation of such Awards, as applicable, which may be earned for such Performance Period, and (d) specify the relationship between Performance Goals and the amounts or methods of computation of such Awards, as applicable, to be earned by each Covered Employee for such Performance Period. Following the completion of each Performance Period, the Administrator will certify in writing whether the applicable Performance Goals have been achieved for such Performance Period. In determining the amounts earned by a Covered Employee, the Administrator will have the right to reduce or eliminate (but not to increase) the amount payable at a given level of performance to take into account additional factors that the Administrator may deem relevant to the assessment of individual or corporate performance for the Performance Period. A Participant will be eligible to receive payment pursuant to an Award for a Performance Period only if the Performance Goals for such period are achieved.

(d)        Additional Limitations. Notwithstanding any other provision of the Plan, any Award which is granted to a Participant and is intended to constitute qualified performance based compensation under Section 162(m) of the Code will be subject to any additional limitations set forth in the Code (including any amendment to Section 162(m) of the Code) or any regulations and ruling issued thereunder that are requirements for qualification as qualified performance-based compensation as described in Section 162(m) of the Code, and the Plan will be deemed amended to the extent necessary to conform to such requirements.

14.        Leaves of Absence. Unless otherwise provided in the Award Agreement, vesting of Awards granted hereunder will continue during any unpaid leave of absence duly authorized in writing by the Company; provided, however, that unless the Administrator provides otherwise, vesting of Awards granted hereunder will be suspended if such leave exceeds six (6) months. A Participant will not cease to be an Employee in the case of: (i) any leave of absence approved by the Company; or (ii) transfers between locations of the Company or between the Company, its Parent, or any Subsidiary.

For purposes of Incentive Stock Options, no leave of absence authorized in writing by the Company may exceed three (3) months, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of such a leave of absence is not so guaranteed, then for Incentive Stock Option purposes, the Participant will be deemed to cease to be an Employee three (3) months and one day following the commencement of the leave of absence. As a result, the Participant would be permitted to exercise the Option and have it be treated as an Incentive Stock Option through the six (6) month anniversary of the commencement of the leave of absence. Six (6) months and one day following the commencement of the leave of absence, the Option would cease to be treated as an Incentive Stock Option and would be treated for tax purposes as a Non-Qualified Stock Option.

15.        Transferability of Awards. An Incentive Stock Option Award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution. Awards other than Incentive Stock Options may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than: (i) by will or by the laws of descent or distribution; (ii) by gift to members of the Participant’s immediate family in exchange for no value; or (iii) to a trust established for the benefit of one or more members of the Participant’s immediate family in exchange for no value. For purposes of the Plan, “immediate family” means the Participant’s spouse and natural, adopted or step-children and grandchildren. Notwithstanding any transfer of an Award or portion thereof, the transferred Award shall continue to be subject to the Plan and Award Agreement as were applicable to the Award prior to the transfer, as if the Award had not been transferred.

16.        Adjustments; Dissolution or Liquidation; Merger or Change in Control.

(a)        Adjustments. In the event that any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Shares or other securities of the Company, or other change in the corporate structure of the Company affecting the Shares occurs, the Administrator, in order to prevent diminution or enlargement of the benefits or potential benefits intended to be made available under the Plan, will adjust the number and class of Shares that may be delivered under the Plan and/or the number, class, and price of Shares covered by each outstanding Award, and the numerical Share limits set forth in Sections 3 and 6.

(b)        Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Administrator will notify each Participant as soon as practicable prior to the effective date of such proposed transaction. To the extent it has not been previously exercised, an Award will terminate immediately prior to the consummation of such proposed action.

(c)        Change in Control. In the event of a merger or Change in Control, each outstanding Award will be treated as the Administrator determines, including, without limitation, that each Award will be assumed or an equivalent option or right substituted by the successor corporation or a Parent or Subsidiary of the successor corporation (the “Successor Corporation”). The Administrator will not be required to treat all Awards similarly in the transaction.

In the event that the Successor Corporation does not assume or substitute for the Award, the Participant will fully vest in and have the right to exercise all of his or her outstanding Options and Stock Appreciation Rights, including Shares as to which such Awards would not otherwise be vested or exercisable, all restrictions on Restricted Stock will lapse, and, with respect to Restricted Stock Units, Performance Shares and Performance Units, all Performance Goals or other vesting criteria will be deemed achieved at target levels and all other terms and conditions met. In addition, if an Option or Stock Appreciation Right is not assumed or substituted for in the event of a Change in Control, the Administrator will notify the Participant in writing or electronically that the Option or Stock Appreciation Right will be fully vested and exercisable for a period of time determined by the Administrator in its sole discretion, and the Option or Stock Appreciation Right will terminate upon the expiration of such period.

For the purposes of this subsection (c), an Award will be considered assumed if, following the Change in Control, the Award confers the right to purchase or receive, for each Share subject to the Award immediately prior to the Change in Control, the consideration (whether stock, cash, or other securities or property) or, in the case of a Stock Appreciation Right upon the exercise of which the Administrator determines to pay cash or a Restricted Stock Unit, Performance Share or Performance Unit which the Administrator can determine to pay in cash, the fair market value of the consideration received in the merger or Change in Control by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the Change in Control is not solely common stock of the Successor Corporation, the Administrator may, with the consent of the Successor Corporation, provide for the consideration to be received upon the exercise of an Option or Stock Appreciation Right or upon the payout of a Restricted Stock Unit, Performance Share or Performance Unit, for each Share subject to such Award (or in the case of Performance Units, the number of implied shares determined by dividing the value of the Performance Units by the per share consideration received by holders of Common Stock in the Change in Control), to be solely common stock of the Successor Corporation equal in fair market value to the per share consideration received by holders of Common Stock in the Change in Control.

Notwithstanding anything in this Section 16(c) to the contrary, an Award that vests, is earned or paid-out upon the satisfaction of one or more Performance Goals will not be considered assumed if the Company or its successor modifies any of such Performance Goals without the Participant’s consent; provided, however, a modification to such Performance Goals only to reflect the Successor Corporation’s post-Change in Control corporate structure will not be deemed to invalidate an otherwise valid Award assumption.

17.        Tax Withholding

(a)        Withholding Requirements. Prior to the delivery of any Shares or cash pursuant to an Award (or exercise thereof), the Company will have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state, local, foreign or other taxes (including the Participant’s FICA obligation) required to be withheld with respect to such Award (or exercise thereof).

(b)        Withholding Arrangements. The Administrator, in its sole discretion and pursuant to such procedures as it may specify from time to time, may permit a Participant to satisfy such tax withholding obligation, in whole or in part by (without limitation): (i) paying cash; (ii) electing to have the Company withhold otherwise deliverable cash or Shares having a Fair Market Value equal to the minimum amount required to be withheld; (iii) delivering to the Company already-owned Shares having a Fair Market Value equal to the amount required to be withheld; or (iv) selling a sufficient number of Shares otherwise deliverable to the Participant through such means as the Administrator may determine in its sole discretion (whether through a broker or otherwise) equal to the amount required to be withheld. The amount of the withholding requirement will be deemed to include any amount which the Administrator agrees may be withheld at the time the election is made, not to exceed the amount determined by using the maximum federal, state, local, foreign or other marginal income tax rates applicable to the Participant with respect to the Award on the date that the amount of tax to be withheld is to be determined. The Fair Market Value of the Shares to be withheld or delivered will be determined as of the date that the taxes are required to be withheld.

18.        No Effect on Employment or Service. Neither the Plan nor any Award will confer upon a Participant any right with respect to continuing the Participant’s relationship as a Service Provider with the Company, nor will they interfere in any way with the Participant’s right or the Company’s right to terminate such relationship at any time, with or without cause, to the extent permitted by Applicable Laws.

19.        Date of Grant. The date of grant of an Award will be, for all purposes, the date on which the Administrator makes the determination granting such Award, or such other later date as is determined by the Administrator. Notice of the determination will be provided to each Participant within a reasonable time after the date of such grant.

20.        Term of Plan. Subject to Section 24, the Plan will become effective upon its adoption by the Board. It will continue in effect for a term of ten (10) years unless terminated earlier under Section 21.

21.        Amendment and Termination of the Plan.

(a)        Amendment and Termination. The Administrator may at any time amend, alter, suspend or terminate the Plan.

(b)        Stockholder Approval. The Company will obtain stockholder approval of any Plan amendment to the extent necessary and desirable to comply with Applicable Laws.

(c)        Effect of Amendment or Termination. No amendment, alteration, suspension, or termination of the Plan will impair the rights of any Participant, unless mutually agreed otherwise between the Participant and the Administrator, which agreement must be in writing and signed by the Participant and the Company. Termination of the Plan will not affect the Administrator’s ability to exercise the powers granted to it hereunder with respect to Awards granted under the Plan prior to the date of such termination.

22.        Conditions Upon Issuance of Shares.

(a)        Legal Compliance. Shares will not be issued pursuant to the exercise of an Award unless the exercise of such Award and the issuance and delivery of such Shares will comply with Applicable Laws and will be further subject to the approval of counsel for the Company with respect to such compliance.

(b)        Investment Representations. As a condition to the exercise of an Award, the Company may require the person exercising such Award to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.

23.        Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, will relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority will not have been obtained.

24.        Stockholder Approval. The Plan will be subject to approval by the stockholders of the Company within twelve (12) months after the date the Plan is adopted. Such stockholder approval will be obtained in the manner and to the degree required under Applicable Laws.

25.        Miscellaneous.

(a)        Other Payments or Awards. Nothing contained in the Plan shall be deemed in any way to limit or restrict the Company or a Subsidiary from making any award or payment to any person under any plan, arrangement or understanding, whether now existing or hereafter in effect.

(b)        Payments to Other Persons. If payments are legally required to be made to any person other than the person to whom any amount is made available under the Plan, payments shall be made accordingly. Any such payment shall be a complete discharge of the liability hereunder.

(c)        Unfunded Plan. The Plan shall be unfunded. No provision of the Plan or any Award or Award Agreement shall require the Company or a Subsidiary, for the purpose of satisfying any obligations under the Plan, to purchase assets or place any assets in a trust or other entity to which contributions are made or otherwise to segregate any assets, nor shall the Company or a Subsidiary maintain separate bank accounts, books, records, or other evidence of the existence of a segregated or separately maintained or administered fund for such purposes. Participants shall have no rights under the Plan other than as unsecured general creditors of the Company or a Subsidiary, except that insofar as they may have become entitled to payment of additional compensation by performance of services, they shall have the same rights as other employees or consultants, as applicable, under generally applicable law.

(d)        Limits of Liability. Any liability of the Company or a Subsidiary to any Participant with respect to an Award shall be based solely upon contractual obligations created by the Plan and the Award Agreement. Neither the Company or its Subsidiaries, nor any member of the Board or of the Committee, nor any other person participating in any determination of any question under the Plan, or in the interpretation, administration or application of the Plan, shall have any liability to any party for any action taken, or not taken, in good faith under the Plan.

(e)        Section Headings. The section headings contained herein are for the purpose of convenience only, and in the event of any conflict, the text of the Plan, rather than the section headings, shall control.

(f)        Gender, Etc. In interpreting the Plan, the masculine gender shall include the feminine, the neuter gender shall include the masculine or feminine, and the singular shall include the plural unless the context clearly indicates otherwise.

(g)        Invalidity. If any term or provision contained herein or in any Award Agreement shall to any extent be invalid or unenforceable, such term or provision, to the extent practicable, will be reformed so that it is valid and as consistent as possible with the original provisions hereof, and such invalidity or unenforceability shall not affect any other provision or part thereof.

(h)        Applicable Law. The Plan, the Award Agreements and all actions taken hereunder or thereunder shall be governed by, and construed in accordance with, the laws of the State of Delaware without regard to the conflict of law principles thereof.

(i)        Awards for Compensation Purposes Only. The Plan is not intended to constitute an “employee benefit plan” within the meaning of Section 3(3) of ERISA.

MINDSPEED TECHNOLOGIES, INC. 4000 MACARTHUR BOULEVARD, EAST TOWER NEWPORT BEACH, CA 92660

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by us in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M51243-P32045                         KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

MINDSPEED TECHNOLOGIES, INC.		For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends that you vote FOR the following Class I Directors:
		☐	☐	☐
Vote on Directors
1. Election of Directors
Nominees:
01) Robert J. Conrad 02) Jerre L. Stead
Vote on Proposals The Board of Directors recommends that you vote FOR the following proposals:							For	Against	Abstain
2. RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.							☐	☐	☐
3. APPROVAL OF THE COMPANY’S 2013 EQUITY INCENTIVE PLAN.							☐	☐	☐

This proxy, when properly executed, will be voted in the manner directed by the undersigned stockholder. If no direction is given, this proxy will be voted FOR each of the nominees listed in proposal (1) above, FOR proposals (2) and (3) above and as said proxies deem advisable on such other matters as may properly come before the Annual Meeting or at any adjournments thereof. If any nominee listed in proposal (1) declines or is unable to serve as a director, then the persons named as proxies shall have full discretion to vote for any other person designated by the Board of Directors.

(Your signature(s) should conform to your name(s) as printed hereon.)

Signature [PLEASE SIGN WITHIN BOX]	Date				Signature (Joint Owners)	Date

Bring this admission ticket with you to the meeting on February 12, 2013. Do not mail.

This admission ticket admits you to the meeting. You will not be let into the meeting without an admission ticket or other proof of stock ownership as of December 17, 2012, the record date.

ADMISSION TICKET

MINDSPEED TECHNOLOGIES, INC.

2013 Annual Meeting of Stockholders

February 12, 2013

2:00 p.m. Pacific Time

The Radisson Hotel Newport Beach

4545 MacArthur Boulevard

Newport Beach, California 92660

NOTE: Seating at the Annual Stockholders Meeting will be limited.

Therefore, request or receipt of an Admission Ticket does not guarantee the availability of a seat.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be Held on February 12, 2013: The proxy statement and 2012 annual report to stockholders are available at www.proxyvote.com.

M51244-P32045

MINDSPEED TECHNOLOGIES, INC.

SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Raouf Y. Halim and Stephen N. Ananias, and each of them, with power to act without the other and with full power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all the shares of Mindspeed Technologies, Inc. common stock, which the undersigned is entitled to vote, and, in their discretion, to vote upon such other business as may properly come before the 2013 Annual Meeting of Stockholders of Mindspeed Technologies, Inc. to be held on February 12, 2013, or any adjournment or postponement thereof, with all powers which the undersigned would possess if present at the meeting.

(Continued and to be signed on the reverse side)

PLEASE SIGN, DATE AND RETURN THE PROXY CARD